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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Investment Technology Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Investment Technology Group, Inc.
380 Madison Avenue,
New York, New York 10017

Notice of Annual Meeting of Stockholders
To Be Held May 6, 2008

To the Stockholders of Investment Technology Group, Inc.:

        NOTICE IS HEREBY GIVEN that Investment Technology Group, Inc., a Delaware corporation ("ITG" or the "company"), will hold its annual meeting of stockholders at ITG's principal executive offices at 380 Madison Avenue, 4th Floor, New York, New York 10017, on Tuesday, May 6, 2008 at 1:00 p.m. (local time), and any adjournments or postponements thereof, for the following purposes:

  (1)
  To elect seven directors to our board of directors to serve until the next annual meeting or until successors have been duly elected and qualified.

  (2)
  To ratify the appointment of KPMG LLP as our independent auditors for the 2008 fiscal year.

  (3)
  To re-approve the Amended and Restated Investment Technology Group, Inc. Pay-For-Performance Incentive Plan.

  (4)
  To transact such other business as may properly come before the annual meeting or any one or more adjournments thereof.

        Our board of directors has fixed the close of business on March 10, 2008 as the record date for determining the stockholders entitled to notice of, and to vote at, the annual meeting. Only holders of record of ITG® common stock at the close of business on March 10, 2008 are entitled to notice of, and to vote at, the annual meeting. A complete list of stockholders entitled to vote will be available during normal business hours at our principal executive offices located at 380 Madison Avenue, 4th Floor, New York, New York 10017 for a period of ten days prior to the annual meeting for examination by any ITG stockholder for purposes germane to the annual meeting.

        Our board of directors unanimously recommends that you vote FOR the proposed slate of directors, FOR the ratification of the appointment of KPMG LLP as our independent auditors and FOR the re-approval of the Amended and Restated Investment Technology Group, Inc. Pay-For-Performance Incentive Plan. You are cordially invited to attend the annual meeting in person. Whether or not you expect to attend the annual meeting, please sign and mail promptly the enclosed proxy that is being solicited on behalf of our board of directors. A return envelope that requires no postage if mailed in the United States is enclosed for that purpose. Alternatively, you may vote via telephone or via the Internet as directed on the enclosed proxy card. The proxies of stockholders who attend the meeting in person may be withdrawn and such stockholders may vote personally at the meeting.

By Order of the Board of Directors,

P. Mats Goebels Secretary
New York, New York March 27, 2008

Important Notice Regarding the Availability of Proxy Materials for the Stockholders' Meeting To Be Held on May 6, 2008:

        A copy of the enclosed 2008 proxy statement is also available at www.proxyvote.com.

        This proxy statement is being delivered to stockholders on or about March 28, 2008.

THE ANNUAL MEETING

Date, Time and Place of the Annual Meeting

        We will hold the annual meeting at 1:00 p.m. (eastern daylight time), on Tuesday, May 6, 2008, at our principal executive offices at 380 Madison Avenue, 4th Floor, New York, New York 10017.

Matters to Be Considered at the Annual Meeting

        We will hold the annual meeting for the following purposes:

  (1)
  To elect seven directors to serve until the next annual meeting or until their successors have been duly elected and qualified.

  (2)
  To ratify the appointment of KPMG LLP as our independent auditors for the 2008 fiscal year.

  (3)
  To re-approve the Amended and Restated Investment Technology Group, Inc. Pay-For-Performance Incentive Plan.

  (4)
  To transact such other business as may properly come before the annual meeting or any one or more adjournments thereof.

Voting at the Annual Meeting; Record Date; Quorum

        On March 10, 2008, the record date for the annual meeting, there were 43,686,066 shares of our common stock outstanding and entitled to vote at the annual meeting. Please note the following:

  •
  Each stockholder of record on March 10, 2008 is entitled to cast one vote per share.

  •
  This vote may be cast at the annual meeting either in person or by properly completed proxy.

  •
  The presence, in person or by proxy, of the holders of a majority of our outstanding common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting.

  •
  The election of directors will be determined by a plurality of the votes cast. A properly completed proxy indicating "FOR ALL EXCEPT" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

  •
  For the ratification of the appointment of KPMG LLP as our independent auditors for the 2008 fiscal year, the affirmative vote of the holders of a majority of the shares represented in person or by proxy at the annual meeting and entitled to vote on the matter will be required for approval. A representative of KPMG LLP is expected to be in attendance at the annual meeting with the opportunity to make a statement and respond to questions.

  •
  For the re-approval of the Amended and Restated Investment Technology Group, Inc. Pay-For-Performance Incentive Plan, the affirmative vote of the holders of a majority of the shares represented in person or by proxy at the annual meeting and entitled to vote on the matter will be required for approval. Representatives of the company will be present and will respond to questions.

Proxies

        We are furnishing you this proxy statement in connection with the solicitation of proxies by and on behalf of our board of directors for use at the annual meeting. Proxies in the form enclosed, or as directed via the telephone or via the Internet, which are properly completed and received and not subsequently revoked, will be voted at the annual meeting. These proxies will be voted in accordance with the directions specified thereon, and otherwise in accordance with the judgment of the persons designated as proxies. In the case of written proxies, if no directions are indicated on a properly executed proxy, such proxy will be voted in favor of the proposals.

        If any other matters are properly presented at the annual meeting for consideration, the persons named in the enclosed forms of proxy and acting thereunder generally will have discretion to vote on such matters in accordance with their best judgment. Notwithstanding the foregoing, proxies voting against a specific proposal may not be used by the persons named in the proxies to vote for adjournment of the meeting for the purpose of giving management additional time to solicit votes to approve such proposal.

        The grant of a proxy does not preclude you from attending the annual meeting and voting in person. You may revoke a proxy at any time before it is voted. Proxies may be revoked by:

  1.
  delivering a written notice of revocation bearing a later date than the proxy before the vote is taken at the annual meeting;

  2.
  duly executing a later dated proxy relating to the same shares of common stock and delivering it as indicated below before the vote is taken at the annual meeting; or

  3.
  attending the annual meeting and voting in person.

        In the case of proxies related to shares held under our Employee Stock Ownership Plan, such revocation or later dated proxy must be received no later than April 30, 2008. Attendance at the annual meeting will not enable you to revoke a previously delivered proxy with respect to shares held under our Employee Stock Ownership Plan.

        Attendance at the annual meeting will not in and of itself constitute a revocation of a proxy. You must vote at the annual meeting to revoke a previously delivered proxy not otherwise revoked in accordance with the procedures below.

        Any written notice of revocation or subsequent proxy must be delivered to Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717, or Investment Technology Group, Inc., 380 Madison Avenue, 4th Floor, New York, New York 10017, Attention: Secretary, no later than May 5, 2008.

        We will bear all expenses of our solicitation of proxies for the annual meeting. In addition to solicitation by use of the mails, our directors, officers and employees may solicit proxies from stockholders. Solicitation may take place in person or by telephone, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements may be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of our common stock held of record by such brokerage houses, custodians, nominees and fiduciaries. We will reimburse such brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in doing so. We have retained The Altman Group to assist in soliciting proxies for a fee of approximately $6,000 plus reasonable expenses.

Treatment of Broker Non-Votes and Abstentions at the Annual Meeting

        All shares of our common stock represented by properly completed proxies received prior to or at the annual meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. In the case of written proxies, if no instructions are indicated on a properly executed returned proxy, such proxies will be voted FOR the approval of each of the matters set forth on the proxy card. It is not expected that any matter other than those referred to herein will be brought before the stockholders at the annual meeting. However, if other matters are properly presented, the persons named as proxies will vote in accordance with their best judgment with respect to such matters, unless authority to do so is withheld in the proxy.

        An automated system administered by Broadridge Financial Solutions, Inc. will tabulate votes cast by proxy via telephone and the Internet, and Broadridge will also tabulate votes cast by proxy via mail and in person at the annual meeting. Brokers who hold shares in street name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote such customers' shares with respect to any proposal in the absence of specific instructions from such customers. Broker non-votes, withheld votes and abstentions, tabulated separately, will be included in the determination of the number of shares present at the annual meeting and whether a quorum is present. Broker non-votes and withheld votes will not be counted in determining whether a nominee is elected. Broker non-votes will not be counted in determining whether our appointment of independent auditors is ratified, whether the Amended and Restated Investment Technology Group, Inc. Pay-for-Performance Incentive Plan is re-approved, or whether any other management or stockholder proposal is approved but with respect to these proposals, abstentions have the effect of a vote against such proposals.

Annual Report to Stockholders, Corporate Governance Guidelines, Code of Business Conduct and Ethics and Committee Charters

        A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 is enclosed. Our 2007 Annual Report on Form 10-K is also available through our website at http://investor.itg.com, under Investor Information and SEC Filings and at www.proxyvote.com.

        Our Corporate Governance Guidelines and our Code of Business Conduct and Ethics, which govern our directors, officers and employees, and the charters for each of our audit committee, compensation committee and nominating and corporate governance committee are available on our website at http://www.itg.com/investors/guidelines.php. You may also obtain a copy of such documents by writing to: Investment Technology Group, Inc., 380 Madison Avenue, 4th Floor, New York, New York 10017, Attn: Investor Relations.

ELECTION OF DIRECTORS

        The number of directors to be elected at the annual meeting has been fixed at seven by our board of directors. Such directors will be elected to serve until the next annual meeting of stockholders or until their successors have been duly elected and qualified.

        Each nominee listed below has been nominated for election by the nominating and corporate governance committee of our board of directors and has consented to serve as a director if elected. In the event that any nominee shall be unable to serve as a director (which is not now anticipated), proxies will be voted for substitute nominees recommended by the board of directors or the board of directors may elect to reduce the number of directors. All of the nominees for election as a director are presently members of the board of directors.

        The board of directors has determined that Messrs. Burdett, Jones, King, O'Hara, Steck and Ms. O'Hara are "independent" within the meaning of the NYSE listing standards. Ms. O'Hara and Mr. O'Hara are not related. Our board of directors' policies for determining director independence are available on our website at http://www.itg.com/investors/director_independence.php.

        Ms. O'Hara has been our chairman since May 2007.

Nominees to Board of Directors

        The following information is submitted concerning the nominees for election as directors.

Name	Age	Position
J. William Burdett	68	Director
Robert C. Gasser	43	Director, President and Chief Executive Officer
Timothy L. Jones	52	Director
Robert L. King	57	Director
Kevin J.P. O'Hara	46	Director
Maureen O'Hara	54	Chairman
Brian J. Steck	61	Director

        J. William Burdett has been a director since July 2001 and was a non-executive director of ITG Australia Ltd., a subsidiary of ITG from December 2006 until April 2007. In 2006, Mr. Burdett joined the board of IRESS Market Technology Ltd., a leading provider of market data, financial planning and order routing services to the equities markets in Australia, New Zealand and Canada. From 1988 until March 2001, Mr. Burdett was Chairman and Chief Executive Officer of the Burdett Buckeridge Young Group ("BBY"), which is comprised of the two Australian broker/dealer companies: BBY and Australian Clearing Services. From 1970 until 1987, Mr. Burdett was a partner and director of A.C. Goode & Co., one of the largest stock-brokering/investment banking companies in Australia. Mr. Burdett was a non-executive director of BBY and ITG Australia Ltd. from November 2000 through November 2002.

        Robert C. Gasser has been a director and the President and Chief Executive Officer of the company since October 4, 2006. Mr. Gasser was Chief Executive Officer of NYFIX, Inc. ("NYFIX"), a global electronic trade execution firm, from November 2005 to September 2006. From 2001 to 2005, Mr. Gasser served as Chief Executive Officer of NYFIX Millennium LLC, a subsidiary of NYFIX, and President of NYFIX Transaction Services Inc. and NYFIX Clearing Corporation. Mr. Gasser was Head of U.S. Equity Trading at JP Morgan from 1999 to 2001.

        Timothy L. Jones has been a director since March 2005. Since October 2007, Mr. Jones has been Chief Executive Officer and director of the Personal Accounts Delivery Authority, an advisory non-departmental public body of the Department for Work and Pensions within the United Kingdom government. From December 2002 to January 2005, Mr. Jones was the Chief Executive Officer of Simpay Limited, a mobile phone payment system company. In November 2004, Mr. Jones joined the board of Groves Malthouse Management Limited, a real estate management company. Mr. Jones co-founded Purseus, a company developing a new architecture for correspondent banking, and was Chief Executive Officer of Purseus from April 2000 to November 2002. Prior to that, for 17 years, Mr. Jones was at National Westminster Bank PLC where he held various positions in the Operations, Information Technology Strategy and Policy, Mondex, Electronic Markets and Retail Banking Services divisions, eventually becoming a Managing Director in 1996 and Chief Executive of the retail banking division in 1999.

        Robert L. King has been a director since June 1994. Since July 2005, Mr. King has been the Chief Executive Officer and a Director of Click Sales, Inc., an online retailer of digital download products. From October 2001 through May 2004, Mr. King was the Chairman and Chief Executive Officer of Requisite Technology, Inc., which helps companies to create, organize, and manage product and service information for efficient web-based finding, buying, and selling. Mr. King is currently a Director of Clarity Imaging Technologies, Inc. and Office Source. Mr. King was the President and Chief Executive Officer of Corporate Express, Inc., a distributor of office and computer supplies, from 1998 to 2001. Mr. King has also been a director of Corporate Express, Inc. and served as the President and Chief Operating Officer of Corporate Express, Inc. from 1993 until 1998. Prior to 1993, Mr. King was employed by FoxMeyer Corporation, a distributor of health and pharmaceutical products, where he was Chief Executive Officer from 1989 to 1993, President from 1988 to 1993, and Chief Operating Officer from 1988 to 1989.

        Kevin J. P. O'Hara has been a director since January 2007. From May 2006 to July 2007, Mr. O'Hara served as the Chief Administrative Officer and Chief Strategy Officer of CBOT Holdings, Inc. Previously, he served as Chief Administrative Officer, General Counsel and Corporate Secretary of Archipelago Holdings, Inc. from 1999 to 2006 and served as Executive Vice President and Co-General Counsel of NYSE Group, Inc. in 2006. Prior to joining Archipelago, Mr. O'Hara worked in Romania and Lithuania from 1995 to 1999 on the development of legal, regulatory and technology infrastructure of emerging capital markets. He served as Senior Attorney in Bucharest, Romania, for Financial Markets International, Inc. and Project Director in Vilnius, Lithuania, and project Manager on other regional projects while based in the United States for the Pragma Corporation. Prior to his international experience, Mr. O'Hara worked in the Division of Enforcement of the U.S. Securities and Exchange Commission in Washington, D.C., as Senior Counsel from 1994 to 1995 and as Staff Attorney from 1991 to 1993. In 1993, Mr. O'Hara served as Special Assistant United States Attorney at the U.S. Department of Justice. From 1988 to 1991, he practiced corporate and commercial litigation at the Chicago law firm of Ross & Hardies, now McGuire Woods Ross & Hardies. He previously served from 2003 to 2005 on the board of managers of White Cap Trading, L.L.C., an institutional agency broker.

        Maureen O'Hara has been a director since January 2003 and chairman since May 2007. She served as lead director from January 2005 until her appointment as chairman in May 2007. Ms. O'Hara is the Robert W. Purcell Professor of Finance at the Johnson Graduate School of Management, Cornell University. She holds degrees from the University of Illinois (B.S. Economics) and Northwestern University (M.S. Economics and Ph.D. Finance). In December 2006, Ms. O'Hara joined the board of directors of NewStar Financial Inc. Ms. O'Hara joined the faculty at Cornell in 1979. She has had visiting appointments at UCLA, the London Business School, the University of New South Wales, Cambridge University, and Hong Kong University of Science and Technology. Ms. O'Hara's research focuses on issues in market microstructure, and she is the author of numerous journal articles as well as the book Market Microstructure Theory (Blackwell: 1995). In addition, Ms. O'Hara publishes widely on a broad range of topics in finance, including banking, law and finance, and experimental economics. She has served as President of the Western Finance Association and recently served as President of the American Finance Association.

        Brian J. Steck has been a director since September 2004. Mr. Steck is currently President and Director of St. Andrews Financial Corp., a private financial and investment company and he has served as an advisor to Harris Bank since 2005. Mr. Steck also serves as Chairman of the Board of Purolator Courier and as a director of Dundee Precious Metals Inc. and CMA (Canadian Medical Association) Holdings Inc. Mr. Steck was Chairman and CEO of Nesbitt Burns Inc. and its subsidiaries from 1990 until his retirement in 1999. He was also Vice-Chairman of the Bank of Montreal, responsible for wealth management and investment banking from 1992 to 1999. Mr. Steck is past Chairman of the Investment Dealers Association of Canada, the Canadian Securities Institute, the Canadian District of the Securities Industry Association of America, and past Governor of the Toronto Stock Exchange.

Executive Officers and Certain Significant Employees

        The executive officers of our company are appointed by, and serve at the discretion of, our board of directors. Other than Mr. Gasser, for whom information is provided above, the following sets forth information as to the other executive officers and certain significant employees of our company, each of whom are also members of the company's executive committee. Except for Messrs. Goldstein and Wright, the individuals noted below are executive officers of the company.

Name	Age	Position
Ian Domowitz	56	Managing Director
P. Mats Goebels	41	Managing Director, General Counsel and Secretary
Peter A. Goldstein	44	Managing Director and Global Head of Human Resources
Alasdair Haynes	48	Managing Director and Chief Executive Officer of ITG International
Christopher J. Heckman	47	Managing Director
Anthony J. Huck	44	Managing Director
David L. Meitz	44	Managing Director
Howard C. Naphtali	54	Managing Director and Chief Financial Officer
James Mark Wright	48	Managing Director and Global Head of Product Management

        Ian Domowitz is a Managing Director responsible for our networking and analytical and research products. He joined ITG in April 2001. Mr. Domowitz was the Mary Jean and Frank P. Smeal Professor of Finance at Pennsylvania State University from June 1998 to April 2001, and a Professor at Northwestern University from September 1982 to May 1998.

        P. Mats Goebels is a Managing Director and General Counsel and Secretary. He joined our company in 1998 and is responsible for all legal and regulatory matters. Mr. Goebels was a corporate attorney at the New York offices of Sullivan & Cromwell from 1995 to 1998, and of Weil, Gotshal & Manges from 1991 to 1995. Mr. Goebels is a managing member of Sunrise Associates LLC.

        Peter A. Goldstein is a Managing Director and Global Head of Human Resources. Prior to joining ITG in September 2007, Mr. Goldstein was the Global Head of Human Resources for RREEF, the Alternative Investments Division of Deutsche Bank. Mr. Goldstein began his career in 1987 at Laventhol & Horwath and subsequently spent nine years in human resources at JPMorgan, both in the United States and abroad.

        Alasdair Haynes is a Managing Director and Chief Executive Officer of ITG International. In 1998, Mr. Haynes joined the company as Chief Executive Officer of Investment Technology Group Europe Limited ("ITG Europe") following a 20-year career in investment banking working in London, Paris and Singapore. Prior to joining ITG, he held the position of Director and Head of Global Equity Derivatives at HSBC and has held senior positions with Bankers Trust, UBS and Morgan Grenfell. Mr. Haynes is a Director of FIX Protocol Limited which aims to improve the global trading process by defining, managing and promoting an open protocol for real-time, electronic communication between industry participants. Mr. Haynes is also a Director of TurningPoint Transition Management (Pty) Ltd., an independent private company providing specialist advice and skills to the South African fund industry.

        Christopher J. Heckman is a Managing Director responsible for the POSIT® suite of products, sales and trading coverage teams and business development. He joined our company in January 1991 as a sales trader and became manager of institutional sales and trading in January 1997. Prior to joining ITG, Mr. Heckman worked in the program trading area at Salomon Brothers.

        Anthony J. Huck is a Managing Director, responsible for algorithmic and portfolio trading, transition services, international sales and derivatives in the United States and Canada. He joined ITG in 1994 as a Vice President responsible for Portfolio Trading. From 1990 to 1994, Mr. Huck managed domestic and international customer program trading in the Equity Derivatives Group at Nomura Securities International.

        David L. Meitz is a Managing Director responsible for Software Development, Technology and Trading Support Services, and Information Security/Business Continuity. He joined our company in July 2002 from Reuters America, Inc. where he held the position of Executive Vice President since 1995. Mr. Meitz previously held technology and customer service management positions at Citibank, N.A. and Quotron Systems, Inc., a wholly-owned subsidiary of Reuters America, Inc.

        Howard C. Naphtali is a Managing Director and Chief Financial Officer. He joined our company in April 1997 and was appointed as Managing Director and Chief Financial Officer in 2000. From 1988 to 1997, Mr. Naphtali worked for Reuters America, Inc. where he served as Senior Vice President and Chief Financial Officer as well as Senior Vice President and Chief Operating Officer of Quotron Systems, Inc., a wholly-owned subsidiary of Reuters.

        James Mark Wright is a Managing Director and the Global Head of Product Management. He joined ITG in 1992 as Vice President of Software Development and has held several roles at ITG since then, including manager of the software development organization for ITG and chief information officer of the company.

EXECUTIVE AND DIRECTOR COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

        Our compensation committee is responsible for reviewing and approving the compensation policies, plans and programs for (among others) our "named executive officers", including the chief executive officer, the chief financial officer and the three most highly compensated executive officers (other than our chief executive officer and chief financial officer) who were serving as executive officers as of December 31, 2007.

        While the committee reviews our compensation programs every year, the principal components of our named executive officers' compensation are the same as last year's:

  •
  Total cash compensation (salary plus annual incentive compensation) is targeted between the 50th and 75th percentile of our market comparisons, as long as targeted performance is achieved;

  •
  Annual incentive compensation with targets tied directly to the company's continued financial growth;

  •
  A stock unit award program that is intended to reward executives for investing in ITG stock;

  •
  Two types of equity-based awards that provide incentives for long-term service and performance—restricted shares that vest based on the company's financial growth and options that reward executives for growth in our company's stock price;

  •
  Limited executive perquisites; and

  •
  Change-in-control benefits that reflect industry practices.

OBJECTIVES OF ITG'S EXECUTIVE COMPENSATION PROGRAMS

        Our executive compensation programs have five key objectives:

  •
  Motivate management to:

  •
  Implement the company's overall business strategy,

  •
  Maximize stockholder value over time and

  •
  Continuously improve company performance over both the short- and long-term;

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  Align executive compensation levels with company and individual performance;

  •
  Encourage long-term service and loyalty to the company, resulting in management stability that enables us to achieve long-term objectives;

  •
  Provide a competitive total compensation package to attract and retain outstanding executive officers; and

  •
  Ensure compliance with legal and regulatory requirements.

COMPENSATION DECISION FACTORS

Benchmarking

        Each year, the compensation committee commissions one or more benchmarking studies for the executive officer positions to help inform the compensation committee's decisions and monitor our executive compensation programs.

        As in previous years, a benchmarking study was conducted by the compensation committee's independent consultant, PricewaterhouseCoopers LLP, to help the committee set total cash compensation opportunities for the named executive officers (except for Mr. Haynes and Mr. Domowitz, each of whose annual incentive compensation was not formula-based and whose 2007 compensation was based on industry survey data as described below, and Mr. Gasser whose 2007 compensation was based on his employment agreement). Total cash compensation opportunities encompass base salary and annual incentive compensation opportunity under our Amended and Restated Pay-for-Performance Incentive Plan (described below) for 2007. The benchmarking study used by the compensation committee reviewed comparisons on a three year average basis to executive total cash compensation levels at five public-company peer organizations (Ameritrade Holding Corporation, Jefferies Group Inc., Knight Capital Group Inc., NASDAQ Stock Market Inc. and NYSE Group), as well as industry survey data provided to the independent consultant. We made a few changes in the peer group for purposes of setting the total cash compensation levels for 2007—Instinet was dropped from last year's peer group because it was acquired, and NYSE Group was added because it was a comparable peer organization for which public data became available. While these peer companies differ from ITG in terms of business model, we utilized them for benchmarking purposes because we believed that, at the time, they were the closest public companies to ITG in terms of complexity and market focus. We utilized the industry data surveys because they provided data on the financial services and securities brokerage industries with whom we compete for talent.

        The peer group's compensation data was not size-adjusted due to the small sample size of the peer group. However, ITG's relative small size was a factor in the compensation committee's application of the data, as were the differences between ITG's mix of business and the business mix of the peer companies. Survey position matches were selected by the company with the assistance of its compensation consultant to reflect the responsibilities and scope of ITG's management positions.

        In October 2007, PricewaterhouseCoopers LLP conducted another study, based on industry survey data, including position matching data, provided by McLagan Partners and Hewitt Associates, that was used to validate Mr. Domowitz's and Mr. Haynes' total compensation (including cash and equity compensation). When reviewing Mr. Domowitz's and Mr. Haynes' compensation, the compensation committee considered each of their roles versus internal peers, their respective market expertise, and market competitive remuneration when compared to the position benchmark analysis prepared by PricewaterhouseCoopers LLP. Based on this analysis, both Mr. Domowitz's and Mr. Haynes' total compensation (including cash and equity compensation) was targeted between the 50th and 75th percentile of our market comparisons. Mr. Domowitz's compensation is reflective of the achievement of his performance objectives in 2007 in the growth of our research and analytical and routing network products. Mr. Haynes' compensation is reflective of the achievement of his performance objectives in 2007 in the growth of both our European and Asia Pacific businesses.

        In the beginning of 2008, the compensation committee commissioned an additional benchmarking study by McLagan Partners to review and expand our peer group, assist in approving the total compensation for Messrs. Naphtali and Huck (including the equity awards that were granted to them in early 2008 (as discussed below)) and more generally to help better inform the committee's future decisions and evaluate our existing executive compensation programs. The benchmarking study performed in 2008 reviewed executive compensation levels for comparable named executive officer levels at twelve public-company peer organizations (CME Group, Inc., eSpeed, Inc., GFI Group Inc.,

IntercontinentalExchange Inc., Knight Capital Group Inc., MarketAxess Holdings, Inc., NASDAQ Stock Market, NYFIX Inc., NYMEX Holdings Inc., NYSE Euronext, Options Xpress Holdings Inc. and Tradestation Group Inc.) as well as comparable position data. We intend to use these peer companies going forward, as opposed to the five public-company peer organizations used in the prior benchmarking study, because we believe that they are a more appropriate peer group against which to benchmark key executive pay in terms of business focus and revenues. In addition, eight of these peer companies currently list the company as a compensation peer. To help finalize Messrs. Naphtali's and Huck's total compensation in respect of 2007, the compensation committee also considered the benchmarking study from earlier in the year and survey data provided by McLagan Partners in addition to the study performed in 2008.

        Based on the benchmarking studies and surveys described above, we reached the overall conclusion that the 2007 executive compensation programs are consistent with our compensation objectives and guiding principles, and are in the best interests of our stockholders. Key reasons for this conclusion include: first, that competitive benchmarking indicates that our executive compensation levels are within a normal range of competitive practice; and second, that total compensation is highly dependent on company and business unit performance. Specific conclusions of these benchmarking studies include the following:

  •
  Our chief executive officer's targeted compensation in respect of 2007 was towards the lower end of both the five peer-company chief executive officers' total compensation and the twelve peer-company chief executive officers' total compensation, in terms of both cash compensation and total compensation opportunity (including the fair value of equity awards). His base salary was consistent with the middle of both the five peer-company and the twelve peer-company ranges. Our chief executive officer's total compensation for 2007 is as set forth in his employment agreement entered into upon joining the company.

  •
  Our chief financial officer's targeted compensation in respect of 2007 (in terms of cash compensation and total compensation) was at the higher end of the twelve peer-company chief financial officers' total compensation. However, because our chief financial officer's responsibilities with respect to the company's operations extended well beyond those of a typical chief financial officer, we also compared his total compensation to the highest paid executive officer (other than the chief executive officer and the chief financial officer) of the twelve peer-company group. Our chief financial officer's targeted compensation in respect of 2007 (in terms of cash compensation and total compensation) was towards the lower end of the total compensation paid to the highest paid executive officer (other than the chief executive officer and the chief financial officer) of the twelve peer-company group. His base salary was consistent with the middle of the base salaries paid to chief financial officers in the twelve peer-company group range.

  •
  Targeted compensation levels for 2007 (in terms of cash compensation and total compensation) for other named executive officers were generally between the 50th and 75th percentiles compared to the total compensation paid to executives with similar positions at comparable organizations and/or survey participants.

Other Factors Considered

        The benchmarking studies and industry surveys are just one element considered by the compensation committee in setting compensation levels. As discussed throughout this compensation discussion and analysis, in addition to the studies and surveys, the compensation committee considers such additional factors as:

  •
  Internal pay equity: While the committee does not formally utilize tally sheets, it compares the differences in total compensation from one executive to the other in order to assess internal equity.

  •
  The executive's prior years' compensation: The committee compares proposed target compensation with actual prior years' compensation to ensure that increases in compensation are the result of growth in performance and not merely the passage of time.

  •
  Recommendations of our chief executive officer (other than with respect to his own compensation): Our chief executive officer provides the compensation committee with his evaluation of each other named executive officer (as well as other key executives) and his compensation recommendation. While the chief executive officer's evaluation carries significant weight, the compensation committee reaches its own independent viewpoint on each named executive officer's performance and makes its compensation decisions accordingly.

ANALYSIS OF ITG'S EXECUTIVE COMPENSATION PROGRAMS

Base Salary Program

        Base salary levels are established based on a comparison to the competitive market level of base salaries for each executive's position and responsibilities. The base salaries of the named executive officers for 2007, which are disclosed in the Summary Compensation Table below, represent a small portion of an executive officer's total compensation package consistent with our objective to emphasize pay-for-performance and long-term incentives. The compensation committee did not adjust the base salaries of our named executive officers in 2007, based on a comparison to the competitive market level of base salaries for each executive's position and responsibilities, and our intention to link increases in compensation primarily to performance.

Annual Cash Incentive Program

        Our annual bonus program for our named executive officers (except for Messrs. Domowitz and Haynes as described below), the Amended and Restated Pay-For-Performance Incentive Plan ("Pay-For-Performance Incentive Plan"), is formula-based and designed to reward our executives based on the financial growth of the company or the business unit or units for which such executive has key responsibilities. The formulas are recommended to the compensation committee by our chief executive officer and chief financial officer based on a budget analysis and approved by the compensation committee during the first quarter of the year. For 2007, the annual incentive for Mr. Naphtali, which is reflected in the Summary Compensation Table below, was based on a formula tied to ITG's adjusted 2007 pre-tax operating income because our compensation committee believed that this measure is strongly linked to stockholder value. For 2007, the annual incentive for Mr. Huck was based 80% on a formula linked to net revenues of the businesses in which he most directly plays a leadership role, and 20% based on adjusted 2007 pre-tax operating income for our institutional broker-dealer in Canada because these are the components of ITG pre-tax operating income over which he has the greatest control.

        The 2007 annual incentive targets for Mr. Gasser under the Pay-For-Performance Incentive Plan were negotiated in his employment agreement when he joined the company in 2006. As stipulated in his employment agreement, Mr. Gasser's annual incentive opportunity for 2007 ranged from $393,750 if the company's adjusted pre-tax operating income for 2007 was $80,000,000 to $1,575,000 if the company's adjusted pre-tax operating income for 2007 was $130,000,000 or more. As shown in the Summary Compensation Table below, Mr. Gasser received an annual incentive of $1,575,000 in return for the company's 2007 adjusted pre-tax operating income of $188,868,000, which was 145% of the performance target of $130,000,000.

        The following three paragraphs provide details on the annual cash incentive formulas for each other named executive officer (except for Mr. Domowitz and Mr. Haynes, each of whose annual cash incentive compensation was not formula-based), including the range of performance and incentive formulas for 2007.

        Mr. Naphtali's annual cash incentive opportunity for 2007 ranged from 0.6% to 0.8% of the company's adjusted pre-tax operating income ("operating income") depending on the growth in operating income over 2007 with the 0.8% level requiring at least a 28% growth. Because our operating income increased by 26% in 2007, Mr. Naphtali earned and was paid a bonus of $1,416,511, equal to 0.75% of operating income.

        Mr. Huck's annual cash incentive opportunity for 2007 was based on two performance measures. 80% was based primarily on net revenue growth of the company's broker-dealer businesses in the U.S. and Canada ("net revenue"), and 20% was based on adjusted pre-tax operating income of the company's institutional broker-dealer in Canada.

  •
  Mr. Huck had the opportunity to earn an incentive bonus at rates ranging from 0.256% to 0.344% (at a 30% net revenue growth) of net revenues over a predetermined net revenue threshold. Net revenues of at least $156,250,000 had to be achieved before Mr. Huck was eligible to receive an incentive bonus.

  •
  Mr. Huck's operating income cash incentive opportunity was $223,450 if there had been a 25% growth in Canadian operating income in 2007, with the actual amount earned adjusted upward for growth exceeding 25% and adjusted downward for growth that was less than 25%.

        Because the net revenues grew 16% and operating income grew 36%, Mr. Huck earned a bonus level of $858,866 equal to 0.29% of net revenues over a predetermined net revenue threshold and $766,006 relating to operating income, for a total of $1,624,872. However, the compensation committee exercised negative discretion to pay Mr. Huck a lower amount because of internal pay equity reasons, industry survey data and a comparison of Mr. Huck's prior years' compensation. As disclosed in the Summary Compensation Table below, the bonus paid to Mr. Huck was $1,450,000.

        The compensation committee certifies the performance results and approves bonus payments during the first quarter of the following year, following completion of our audited financial statements. The compensation committee also has the ability to exercise negative discretion with respect to the approval of bonuses, which it did not exercise for 2007 except for Mr. Huck as discussed above.

        Mr. Domowitz does not participate in the Pay-for-Performance Incentive Plan because the business for which he is responsible is not fully conducive to measurement using the financial metrics available under that plan. For 2007, Mr. Domowitz's bonus was based on the compensation committee's subjective evaluation of his performance. In particular, the compensation committee determined that the amount of Mr. Domowitz's bonus was appropriate based on his fulfillment of business objectives related to the growth of our research and analytical and routing network products, comparisons to competitive market levels of incentive awards and internal peer equity levels.

        As a non-U.S. based officer, Mr. Haynes does not participate in the Pay-for-Performance Incentive Plan. For 2007, Mr. Haynes' bonus was based on the compensation committee's subjective evaluation of his performance and the performance of his business unit. This approach was used for Mr. Haynes because the emerging-business status of his business unit makes formula-based financial metrics a less useful way to evaluate his performance. Specifically, the compensation committee reviewed internal peer equity levels, comparisons to competitive market levels of incentive awards and his fulfillment of business objectives related to the growth of our European and Asia Pacific businesses in determining the appropriate amount of Mr. Haynes' bonus.

        See "Impact of Regulatory Requirements" below for a discussion of tax considerations related to our annual incentive plan.

Amended and Restated Investment Technology Group, Inc. Stock Unit Award Program Subplan ("SUA Program")

        Under our SUA Program, each participant in the program (including the named executive officers other than Mr. Haynes) could irrevocably elect, on an annual basis, to forgo the receipt of a portion of their 2007 total cash compensation and receive units representing shares of our common stock on a one for one basis with a fair market value equal to 120% of the forgone compensation. The compensation that is deferred is deducted from the executive's annual cash incentive compensation, which for the first three quarters of the year, is estimated and (but for the executive's deferral election) pre-paid on a quarterly basis. The matching units that represent the additional 20% of the forgone compensation vest on the third anniversary of the grant date, provided the participant remains employed by the company through such date. The remaining units representing the foregone compensation are vested as of the grant date. All vested units are delivered in shares of ITG common stock on the third anniversary of the date of grant. (Prior to the amendment of the SUA Program in April 2006, participation was mandatory and participants received common stock with a fair market value equal to 130% of forgone compensation. The matching units that represent the additional 30% of the forgone compensation vest and are settled as follows: half of the matching stock units vest and are settled on the third anniversary of the grant date and the other half vest and are settled on the sixth anniversary of the grant date. The remaining units representing the foregone compensation are vested as of the grant date and half are settled on the third anniversary of the grant date and the other half are settled on the sixth anniversary of the grant date.)

        We believe that the SUA Program encourages our executives to align their economic interests with those of our stockholders, by providing a vehicle for investing a portion of compensation in our stock. It also promotes executive retention and encourages long-term service, because of the vesting schedule on the matching units. The three year vesting schedule is consistent with the vesting schedule of the majority of our other equity-based awards. The 20% match and three year vesting schedule are also consistent with several companies that have these types of programs.

Non-SUA Equity Awards

        In 2006, we granted to our named executive officers stock options that vest based on continued employment with the company for three years from the grant date and restricted share awards that vest based on the achievement of pre-established performance objectives. The restricted share awards vest, in whole or in part, three years after their grant date, if our cumulative three year pre-tax income (as adjusted by the compensation committee for certain non-recurring items) meets or exceeds certain thresholds and the grantee has been continuously employed by us through such date. Mr. Haynes also received, in 2006, a restricted share award that vests based on continued employment with the company for three years from the grant date to better align his total pay within internal pay equity levels and market rates.

        We grant stock options and restricted share awards to reward our executives based on absolute growth in our stock price and our multi-year operational performance tied to financial growth objectives. We determine the amount of stock option and restricted share awards granted so that, assuming our performance targets are achieved, the executive would recognize equal value from each type of award because the compensation committee considers the performance objectives to be equally important.

        In May 2007, our shareholders approved the 2007 Omnibus Equity Compensation Plan. Equity awards granted in 2008 and during the term of this plan will be administered under this plan. Prior to 2007, we had generally granted options and restricted stock awards in the middle of the year. In 2007, the compensation committee determined that such grants should instead be made early in the subsequent fiscal year—when the prior year's annual cash incentive compensation is paid—to underscore that such equity awards, although earned (or forfeited) in future years, should be viewed by the recipient as part of his or her total compensation opportunity for the prior year. This change in timing allows us to better evaluate the amount of equity awards to be issued to ensure that such amount, combined with all other compensation for the prior year, is aligned with our compensation objectives. Accordingly, we did not grant any non-SUA equity awards to our named executive officers in 2007. However, in early 2008, the compensation committee granted stock options that vest after three years of continued employment with the company and restricted share awards that vest based on the achievement of performance objectives. In determining the size of each named executive officer's award in early 2008, the compensation committee considered a number of factors, including (i) the company's challenging multi-year targets, (ii) relative grant levels among the company's other executive officers, (iii) the levels of grants that the executive received in prior years and (iv) competitive total compensation levels.

        Pursuant to his employment agreement (described below), in 2006, Mr. Gasser received a restricted stock unit award of 31,250 units (which represent shares of our common stock on a one for one basis), which number of restricted stock units represents 25,000 units for the 2007 calendar year. Given that 100% of the company's pre-tax operating income objective was met during the 12-month period from October 1, 2006 through September 30, 2007, 10,417 units vested on October 31, 2007 and the remaining units will vest in two equal installments on October 4, 2008 and October 4, 2009, respectively if Mr. Gasser remains employed through the applicable vesting date. In addition, during 2006, Mr. Gasser was granted a nonqualified stock option to purchase a number of shares of the company's common stock equal to a Black Scholes value for the option of $1,156,000, which represents $925,000 for the 2007 calendar year. One-third of this option became exerciseable on October 4, 2007 and the remainder becomes exercisable in two equal annual installments on October 4, 2008 and October 4, 2009, respectively, provided Mr. Gasser has remained continuously employed by the company on such dates.

        On January 1, 2008, our executives vested in 100% of their performance-based restricted share awards that were granted in 2005. This vesting percentage was based on the achievement of $446,100,000 in adjusted pre-tax operating income over the 2005–2007 three-year period, which was 155% of the performance target of $287,000,000. These results were certified by the compensation committee.

Share Retention Program

        We do not impose stock ownership requirements on our executive officers. Instead, we require executive officers to retain a portion of the shares received upon exercise of options granted after March 2003 (when the compensation committee approved this program). The company expects that this requirement further aligns the interests of senior management with the interests of stockholders and lessens any appearance of an incentive for management to seek to cause unsustainable short-term increases in our stock price. Under this retention program, each executive officer may not sell more than 50% of the number of "Net Shares" acquired upon the exercise of stock options for three years following the date of option exercise, regardless of whether the individual remains in our employ (except as described below). "Net Shares" is defined as the shares received upon exercise of an option after payment of any taxes and exercise price. (The executive officer is not obligated to retain the shares actually acquired pursuant to the option exercise, so long as the executive retains a number of shares from his or her other ITG stock holdings equal to the number of Net Shares.) In the event of a change in control, termination due to death or permanent disability or involuntarily not-for-cause termination, the trading restrictions lapse immediately because the objectives of the share retention program no longer apply in these circumstances.

Executive Perquisites

        It is our policy not to provide executive perquisites and special benefits unless they are reasonable and business-related. Perquisites for each named executive officer, other than Mr. Domowitz, totaled less than the disclosure threshold of $10,000. More specifically, and as disclosed in the "All Other Compensation" column of the Summary Compensation Table, the company provided an apartment to Mr. Domowitz in Boston (paying both rent and utilities). Mr. Domowitz's residence is in New York, but his position responsibilities required him to split his time between New York and Boston. The rent and utilities amount, together with additional related tax payments, were included as income in 2007 for Mr. Domowitz.

Retirement Benefits

        Our named executive officers, other than Mr. Haynes, participate in our tax-qualified Retirement Savings Plans on the same basis as all other U.S.-based full-time employees. We do not maintain any supplemental executive retirement plans.

        Mr. Haynes participates in ITG Europe's Retirement Plan on the same basis as all other employees of such affiliate.

Severance and Change-in-Control Agreements

        The company maintains change-in-control agreements for all named executive officers. Mr. Gasser is eligible for change-in-control benefits pursuant to the terms of his employment agreement described below. All other named executive officers are eligible for change-in-control benefits that were approved by the compensation committee in 2006 after extensive discussion, competitive research, and financial modeling. They are designed to achieve the following objectives:

  •
  Promote senior management stability during a time of significant business combination activity in our industry;

  •
  Limit benefit coverage to key executives whose continued employment might be vulnerable following a change in control;

  •
  Reflect competitive practices in the industry; and

  •
  Minimize potential costs to ITG's stockholders.

        The compensation committee believes that in the absence of these change-in-control agreements, the company would be vulnerable to competitive raiding of key executive talent. The compensation committee also believes that these agreements balance the important stockholder objectives of ensuring a stable executive team and minimizing costs in the event of a change in control.

        To receive these severance benefits, the affected executive must sign a release that waives his or her right to bring suit against us or our successor for wrongful discharge or any other employment related matters. The agreements (which are described in greater detail below under the heading "Severance and Change-in-Control Arrangements") were intended by the compensation committee to provide benefits that reflect industry practices and include the following:

  •
  Severance payments require termination, either involuntary not-for-cause (and not as a result of death or disability) or voluntary with good reason as defined, within 18 months following a change in control;

  •
  Severance benefits are two times the sum of base salary plus average bonus over the prior three years;

  •
  Terminated individuals also receive a pro rata target bonus for the year of termination and health and welfare benefits for up to two years following the date of termination;

  •
  If the change-in-control benefits would cause the executive to be subject to the golden parachute excise taxes, then the benefits are reduced to the highest level that does not trigger the excise tax unless the value after the executive pays all taxes is greater (in which case no reduction is made); and

  •
  Under no circumstances do we provide any tax-related payments such as excise-tax gross-ups.

        Mr. Gasser's severance and change-in-control benefits were set as a result of negotiations as described below under the heading "Employment Arrangements" and "Severance and Change-in-Control Arrangements".

        In addition, under pre-existing agreements, all unvested equity awards vest immediately upon a change in control, with performance-based awards vesting at the 100% level.

        ITG has no plans or agreements in place regarding executive severance benefits upon a termination that is unrelated to a change in control, with the exception of the ones described below in the "Employment Arrangements" and "Severance and Change-in-Control Arrangements" sections. In the event of the termination of a named executive officer not covered by an employment arrangement, severance benefits (if any) are negotiated as deemed necessary or advisable by the compensation committee.

Employment Arrangements

        The company has provided two named executive officers with employment agreements, Mr. Gasser, the President and Chief Executive Officer and Mr. Haynes, the Chief Executive Officer of ITG International. In addition, the company has provided Mr. Domowitz with severance benefits pursuant to his offer letter.

        On September 15, 2006, Mr. Gasser entered into an employment agreement with us and he began employment as our President and Chief Executive Officer on October 4, 2006. In connection with our search for a new chief executive officer, the compensation committee, in consultation with the search committee, an executive search firm and outside counsel, determined that it needed to offer Mr. Gasser a market competitive compensation package to join us which, of necessity, needed to include a meaningful incentive to forgo certain compensation opportunities offered by his prior employer. Therefore, the compensation committee formulated and structured the compensation package based on survey data, our historical compensation practices and packages in place for our prior chief executive officer and executive officers generally. It also took into account Mr. Gasser's level of experience in his prior position. Based on the foregoing considerations, the compensation committee developed a compensation package generally consisting of three elements: (i) a base salary, (ii) a guaranteed cash bonus for 2006 and cash bonuses for 2007 and 2008 tied to our attainment of pre-tax operating income objectives, and (iii) stock-based incentive awards that were granted in 2006 (representing awards for 2006 and 2007) and 2008. The compensation committee determined the level for each element of compensation based on its current practices for executives generally and its long-standing philosophy in providing market competitive compensation. It also structured the bonuses in a manner that it believes reflects the contributions that Mr. Gasser can make to our results. The severance and change-in-control provisions of Mr. Gasser's employment agreement are generally consistent with the provisions included in our standard change-in-control agreements in place for our other executive officers, except that Mr. Gasser may voluntarily resign for any reason or no reason within the thirty day window following the six-month anniversary of a change in control and receive severance benefits. This provision was provided to reflect the unique position of a former chief executive officer of a public company that is acquired. See "Severance and Change-in-Control Arrangements" below for a more detailed description of Mr. Gasser's severance and change-in-control provisions. The final terms of Mr. Gasser's employment agreement were the product of arms-length negotiations between us (including the search committee and the compensation committee) and our advisors and Mr. Gasser and his advisors, prior to Mr. Gasser's commencement of employment with us.

        Consistent with typical practice for European executives, on November 17, 1998, Mr. Haynes entered into an employment agreement with ITG Europe, to serve as the chief executive officer of ITG Europe. The company continues to believe that the terms of this agreement provide appropriate severance, the details of which are described in the "Severance and Change-in Control Arrangements" section below in the event of certain terminations of employment.

        Similarly, upon joining the company on March 16, 2001, Mr. Domowitz and the company entered into a standard offer letter at that time for his position which provides for the severance benefits described in the "Severance and Change in Control Arrangements" section below.

IMPACT OF REGULATORY REQUIREMENTS

        In making executive compensation decisions, the compensation committee is mindful of the impact of regulatory requirements on those decisions. In particular, regulatory requirements affect the compensation committee's decisions in the following ways:

  •
  Internal Revenue Code Section 162(m):    The company generally intends for compensation paid to the executive officers to be fully deductible, by ensuring that the compensation paid to certain executive officers is performance-based compensation within the meaning of, or does not exceed the $1 million annual cap imposed by, Section 162(m). Accordingly, the portion of the variable compensation paid to our executive officers through annual bonuses (with the exception of Mr. Domowitz) and performance-based restricted share awards and stock options for our chief executive officer and other named executive officers, is designed to qualify as "performance-based" compensation within the meaning of Section 162(m) and provided under stockholder-approved plans that meet the requirements for deductibility under Section 162(m).

    The company believes that tax deductibility of compensation is an important factor, but not the sole factor, in setting executive compensation policy or in rewarding superior executive performance. Accordingly, although the company generally intends to avoid the loss of a tax deduction due to Section 162(m), it reserves the right to pay amounts that are not deductible in appropriate circumstances. In establishing our annual bonus awards and equity grants for, or relating to, 2007, the company considered the tax and accounting implications of the awards and grants, but determined the awards and grants primarily by their effectiveness in providing maximum alignment with the key strategic objectives identified above.

  •
  Internal Revenue Code Section 409A:    The compensation committee intends all programs to be designed so that they are not considered deferred compensation under the Section 409A definitions, or they comply with the deferred compensation rules in Section 409A. The company has amended or is in the process of amending its compensation and benefit plans, programs, policies and agreements to conform to the requirements of Section 409A.

  •
  SFAS No. 123R "Shared Based Payment":    The company early-adopted SFAS No. 123 "Accounting for Stock-Based Compensation" ("FAS 123R") on a voluntary basis in January 2003. In determining option and restricted share awards granted as part of 2007 compensation, the compensation committee considered the potential expense of those programs under FAS 123R and the impact on earnings per share. The compensation committee concluded that the associated expense and earnings per share impact were appropriate, given competitive compensation practices in the industry, our performance and the motivational and retention effect of the awards.

CD&A CONCLUSIONS

        We and our compensation committee regularly consider ways to improve the ability of our executive compensation programs to meet our objectives. We believe that our executive compensation programs in 2007 were consistent with our objectives, and are in the best interests of our stockholders. Key reasons for this conclusion include the following:

  •
  Competitive benchmarking indicates that our executive compensation levels continue to reflect competitive practice, given our size relative to peer companies, our company's performance, and each executive's scope of responsibilities relative to benchmarked positions;

  •
  Total compensation is highly dependent on company and business unit performance, through a compensation mix that emphasizes formula-based annual incentives (where appropriate), stock options and performance-based restricted share awards;

  •
  Executive officers are required and encouraged to align their economic interests with those of stockholders through the SUA Program and the Net Share Retention Program;

  •
  Our executive retention objectives are achieved at reasonable cost through the change-in-control benefits program, the SUA Program and the vesting schedules for option and stock-based awards; and

  •
  The cost and dilution of equity award programs are reasonable in light of our size, industry and performance.

Executive Compensation

Summary Compensation Table

        The following table sets forth the compensation for 2006 and 2007 paid or awarded to, or earned by, our named executive officers (except for Mr. Domowitz who was not a named executive officer in 2006).

Name and Principal Position	Year	Salary ($)(1)		Bonus ($)(1)		Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation (1)(4)		All Other Compensation ($)(5)	Total ($)
(a)	(b)	(c)		(d)		(e)	(f)	(g)		(h)	(i)
Robert C. Gasser, President and Chief Executive Officer	2007 2006	750,000 250,000	(7) (7)	— 520,000	(8)	449,596 115,156	385,073 92,901	1,575,000 —	(8)	18,000 —	3,177,669 978,057
Howard C. Naphtali, Managing Director and Chief Financial Officer	2007 2006	500,000 500,000		— —		231,685 152,115	156,074 428,596	1,416,511 1,201,245		27,000 30,800	2,331,270 2,312,756
Anthony J. Huck, Managing Director	2007 2006	500,000 500,000		— —		189,009 106,668	122,356 394,878	1,450,000 1,112,320		27,000 30,800	2,288,365 2,144,666
Alasdair Haynes, Managing Director and Chief Executive Officer of ITG International(6)	2007 2006	350,298 322,106		1,561,326 1,058,347		262,397 205,985	66,280 149,201	— —		45,539 39,338	2,285,840 1,774,977
Ian Domowitz Managing Director	2007	500,000		1,200,000		177,306	66,658	—		233,897	2,177,861

(1)
The amounts shown in columns (c), (d) and (g) include salary, bonus and non-equity incentive plan compensation, if any, forgone at the election of the named executive officers in favor of receiving stock units under the SUA Program. Under the SUA Program, the named executive officers were granted units representing our common stock with a fair market value on the grant date equal to 120% to 130% of the forgone compensation. In 2007, such fair market value was 120%. For more information relating to the units granted during 2007 under the SUA Program, see the Grants of Plan-Based Awards Table and the narrative discussion following the Grants of Plan-Based Awards Table.

(2)
The amounts shown in column (e) are the amounts recognized in the company's financial statements for 2007 in respect of restricted share awards (including the restricted stock units granted under our SUA Program with a value in excess of the forgone cash compensation) awarded to each of the named executive officers, as determined pursuant to FAS 123R, but modified to eliminate any reduction in the grant date fair value of the awards for the possibility of service-based forfeiture. Except as noted in the immediately preceding sentence, the fair value of the awards was determined using the valuation methodology and assumptions set forth in footnote 2 to the company's financial statements included in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which are incorporated herein by reference. The amounts shown include amounts recognized in the company's financial statements for 2007 in respect of awards granted in prior years. No restricted share awards (other than the restricted stock units granted under our SUA Program) were granted to the named executive officers in 2007.

(3)
The amounts shown in column (f) are the amounts recognized in the company's financial statements for 2007 in respect of stock options awarded to each of the named executive officers, as determined pursuant to FAS 123R, but modified to eliminate any reduction in the grant date fair value of such grants for the possibility of service-based forfeiture. Except as noted in the immediately preceding sentence, the fair value of the awards was determined using the valuation methodology and assumptions set forth in footnote 2 to the company's financial statements included in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which are incorporated herein by reference. The amounts shown include amounts recognized in the company's financial statements for 2007 in respect of awards granted in prior years. No stock options were granted to the named executive officers in 2007.

(4)
The amounts shown in column (g) were earned under our Pay-For-Performance Incentive Plan. See the Grants of Plan-Based Awards Table and the narrative discussion following the Grants of Plan-Based Awards Table for more information about these awards.

(5)
Except as specifically noted below, the amount of (or incremental cost to the company with respect to) any of the elements of compensation included in column (h) did not exceed (x) in the case of any personal benefit or perquisite, $25,000, or (y) in the case of any other element of compensation, $10,000.

Name	Company Contributions to Defined Contribution Plans		Company Payment of Rent and Utilities (including any tax gross-ups)
Robert C. Gasser	$18,000	*	—
Howard C. Naphtali	$27,000	*	—
Anthony J. Huck	$27,000	*	—
Alasdair Haynes	$45,539	**	—
Ian Domowitz	$27,000	*	$206,897	***

  *
  Under our Retirement Savings Plans, we match 66 2/3% of employee contributions up to a maximum of 6% of the employee's eligible compensation per year, we make a discretionary profit sharing contribution that can vary from 0–8% of the employee's eligible compensation per year and we contribute 3% of each employee's eligible compensation per year. For 2007, the discretionary profit sharing contribution was 5% of the employee's eligible compensation.

  **
  The amount shown includes Mr. Haynes' retirement contribution, which amount represents 13% of Mr. Haynes' base salary in accordance with the ITG Europe Retirement Plan, under which the company contributes a determined percentage of the employee's base salary contingent on his/her age and years of service.

  ***
  See the "Executive Perquisites" in "Compensation Discussion and Analysis" above for more information. Of the $206,897, $98,897 represents the tax gross-up.

(6)
Mr. Haynes' base salary, bonus and retirement contribution was converted from GBP to USD at the following exchange rates: (a) for the 2007 amount, 0.4966 GBP:1 USD, which exchange rate represents the average rate of exchange during the 2007 fiscal year and (b) for the 2006 amount, 0.5433 GPB:1 USD, which exchange rate represents the average rate of exchange during the 2006 fiscal year.

(7)
Mr. Gasser joined the company in October 2006. Pursuant to his employment agreement with the company, dated September 15, 2006, (a) for 2007, Mr. Gasser received an aggregate base salary of $750,000 and (b) for the period from October 4, 2006 through December 31, 2006, Mr. Gasser received an aggregate base salary of $250,000.

(8)
Pursuant to Mr. Gasser's employment agreement, dated September 15, 2006, Mr. Gasser received a bonus of $1,575,000 for 2007 based upon the attainment of performance objectives established by the compensation committee and a guaranteed bonus of $520,000 for 2006.

Grants of Plan-Based Awards

        The table set forth below lists each grant or award made in 2007 to any of the named executive officers under any of the company's equity and non-equity incentive plans.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)		All Other Option Awards: Number of Securities Underlying Options (#)
Exercise or Base Price of Option Awards ($/SH)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)					Grant Date Fair Value ($) (3)	Closing Price on Grant Date
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)	(k)	(l)	(m)
Robert C. Gasser	— 4/16/07 4/16/07 8/15/07 8/15/07 11/15/07 11/15/07	393,750 — — — — — —	— — — — — — —	1,575,000 — — — — — —	— — — — — — —	— — — — — — —	— — — — — — —	— 2,702 540 2,670 534 2,639 528	* * *	— — — — — — —	— — — — — — —	— 105,000 21,000 103,100 20,620 108,533 21,707	— 39.02 39.02 — — — —
Howard C. Naphtali	1/16/07 1/16/07 4/16/07 4/16/07 8/15/07 8/15/07 11/15/07 11/15/07	— — — — — — — —	— — — — — — — —	— — — — — — — —	— — — — — — — —	— — — — — — — —	— — — — — — — —	1,565 313 1,662 332 1,762 352 1,943 389	* * * *	— — — — — — — —	— — — — — — — —	67,399 13,480 64,560 12,912 68,012 13,602 79,901 15,980	43.65 43.65 39.02 39.02 — — — —
Anthony J. Huck	1/16/07 1/16/07 4/16/07 4/16/07 8/15/07 8/15/07 11/15/07 11/15/07	— — — — — — — —	— — — — — — — —	— — — — — — — —	— — — — — — — —	— — — — — — — —	— — — — — — — —	1,961 392 2,155 431 1,970 394 2,565 513	* * * *	— — — — — — — —	— — — — — — — —	84,452 16,890 83,713 16,743 76,044 15,209 105,459 21,092	43.65 43.65 39.02 39.02 — — — —
Alasdair Haynes	—	—	—	—	—	—	—	—		—	—	—	—
Ian Domowitz	1/16/07 1/16/07 4/16/07 4/16/07 7/13/07 7/13/07 10/15/07 10/15/07 12/31/07 12/31/07	— — — — — — — — — —	— — — — — — — — — —	— — — — — — — — — —	— — — — — — — — — —	— — — — — — — — — —	— — — — — — — — — —	1,389 278 915 183 1,018 204 1,003 201 3,608 722	* * * * *	— — — — — — — — — —	— — — — — — — — — —	59,805 11,961 35,540 7,108 45,540 9,108 42,206 8,441 171,714 34,343	43.65 43.65 39.02 39.02 — — — — — —

(1)
The annual incentive awards payable to Messrs. Naphtali and Huck under the Pay-For-Performance Incentive Plan do not include threshold, target or maximum payout amounts. As discussed in the Compensation Discussion and Analysis above, the annual incentive awards payable for Messrs. Domowitz and Haynes were not made pursuant to an incentive plan. Accordingly, no payout amounts are shown in columns (c) through (e) for Messrs. Naphtali, Huck, Haynes and Domowitz. The amount reflected for Mr. Gasser is the threshold and maximum annual cash incentive compensation payable pursuant to his employment agreement. See the description of Mr. Gasser's employment agreement in the "Employment Arrangements" section of the Compensation

  Discussion and Analysis above. The amount that Mr. Gasser actually received is reflected in the Summary Compensation Table above.

(2)
(*)    The number of shares subject to the restricted stock units shown in column (i) for Messrs. Gasser, Naphtali, Huck and Domowitz were granted under the SUA Program. 83.33% of the stock units are at all times fully vested and non-forfeitable and 16.67% of the stock units vest and become non-forfeitable on the third anniversary of the grant date; provided the participant is continuously employed by ITG through such time. The SUA awards marked with an asterisk represent the 83.33% and reflect the units issued in lieu of the compensation foregone and the value of such units is included as salary, bonus or non-equity incentive plan compensation in the Summary Compensation Table as described above; those awards without an asterisk represent the 16.67% and reflect the matching units representing the additional 20% of the foregone compensation and the value of such units is also included in the Summary Compensation Table as described above. For more information relating to the units granted during 2007 under the SUA Program, see the narrative discussion following this Table.

(3)
Reflects the full grant date fair value of the awards as determined pursuant to FAS 123R, without consideration of any reduction in the grant date fair value of the awards for the possibility of service-based forfeiture. Except as noted in the immediately preceding sentence, the fair value of the awards was determined using the valuation methodology and assumptions set forth in footnote 2 to the company's financial statements included in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which are incorporated herein by reference.

Pay-For-Performance Incentive Plan

        For each named executive officer (other than Messrs. Domowitz and Haynes), during the first quarter of 2007, the compensation committee specified an award under the Pay-For-Performance Incentive Plan and performance objectives upon which payment of the award would be conditioned. Although the compensation committee has no discretion to increase the amounts of awards previously established under the Pay-For-Performance Incentive Plan, the plan permits the compensation committee to reduce the amount of or cancel final awards, in view of business strategy, performance of comparable organizations, economic and business conditions, personal performance of the participant, or otherwise. The compensation committee may also provide that income of a business unit may be adjusted downward to reflect specified charges, expenses, and other amounts, or adjust or modify awards and performance objectives in recognition of unusual or nonrecurring events, in response to changes in applicable laws, regulations, accounting principles, or other circumstances, or specify performance periods for awards less than one year. If a participant ceases to be employed due to death, disability, or retirement (including early retirement with the approval of the compensation committee), the compensation committee will determine the amount payable as a final award achieved or resulting from the portion of the performance year completed at the date employment ceased (which may be a pro rata payment of the final award, determined at the end of the performance year), except that no payout shall be made if it is duplicative of severance payments. If a participant's employment terminates during a performance year for any other reason, no final award will be paid to the participant. During the first quarter of 2008, the compensation committee determined the extent to which awards have been earned and performance objectives achieved, and the amounts therefore payable to each named executive officer.

SUA Program

        Under our SUA Program, each named executive officer may elect, on an annual basis, to forgo the receipt of a portion of their total cash compensation (15% of the total cash compensation between $200,000 and $300,000 and 20% of total cash compensation over $300,000) and receive units representing our common stock with a fair market value equal to 120% of such forgone compensation. 16.67% of the stock units vest on the third anniversary of the grant, provided that the participant is continuously employed by ITG through such time. The remaining stock units are vested immediately. All vested units are delivered in shares of ITG common stock on the third anniversary of the grant. Upon settlement of each SUA award, the executive receives dividend equivalents, if any, accrued with respect to such award.

        The number of units granted under the SUA Program in 2007 was determined based upon the amount of compensation deferred divided by (a) the average of the high and low prices per share of our common stock on the NYSE on the last trading day of the prior calendar quarter for grants in the first and second quarters of 2007 and (b) the closing price per share of our common stock on the NYSE on the grant date for grants in the third and fourth quarters of 2007.

        For 2007, Mr. Gasser elected to forgo $316,633 of cash compensation and received 8,011 stock units; Mr. Naphtali elected to forgo $279,872 and received 6,932 stock units; Mr. Huck elected to forgo $349,668 and received 8,651 stock units; and Mr. Domowitz elected to forgo $354,805 and received 7,933 stock units.

Options Exercised and Stock Vested for 2007 for Named Executive Officers

	Option Awards			Stock Awards
Name	Number of Shares Acquired Upon Exercise (#)		Value Realized Upon Exercise ($)(1)	Number of Shares Acquired Upon Vesting (#)(2)(3)	Value Realized Upon Vesting ($)(4)
(a)	(b)		(c)	(d)	(e)
Robert C. Gasser	—		—	18,429	753,551
Howard C. Naphtali	105,895		1,582,600	8,373	342,532
Anthony J. Huck	61,228	(5)	746,987	10,090	412,667
Alasdair Haynes	23,763		670,256	—	—
Ian Domowitz	47,525		1,557,394	9,233	411,434

(1)
Values based on the weighted average sales price of shares sold upon exercise of options on the date of exercise or, to the extent the shares acquired upon exercise were not sold, the closing price of our common stock on the NYSE on the day immediately preceding the receipt of shares by the named executive officer, minus the exercise price of the option, times the number of shares shown for the named executive officer in column (b).

(2)
The amounts shown in column (d) represent the vesting of stock units granted under the SUA Program in prior years and awards that vested immediately upon grant during 2007. For Mr. Gasser only, the amount also includes the vesting of 10,417 restricted stock units representing one third of the 31,250 restricted stock units that were granted to him in 2006 pursuant to his employment agreement.

(3)
As more fully described in the Compensation Discussion and Analysis, the vested units (including the vested units representing foregone compensation) are not delivered in shares of ITG common stock until the third anniversary or the sixth anniversary of the grant date. We believe that these settlement provisions of the SUA Program align our executives' economic interests with those of our stockholders, by providing a vehicle for investing a portion of compensation in our stock.

(4)
Values based on the closing price of our common stock on the NYSE on the vesting date of the underlying shares, or the last trading day immediately prior to the vesting date to the extent the vesting date was not a trading date. Values realized upon vesting for which receipt has been deferred as described under "SUA Program" in the narrative following the Grants of Plan-Based

  Awards Table are as follows: Mr. Gasser $317,079; Mr. Naphtali: $281,078; Mr. Huck: $351,191; and Mr. Domowitz: $355,783.

(5)
Of these 61,228 shares acquired upon exercise, 26,228 shares were acquired by Mr. Huck's ex-wife.

Non-qualified Deferred Compensation

Name	Executive contributions in last FY ($)(1)	Aggregate earnings in last FY ($)(2)	Aggregate withdrawals / distributions ($)(3)	Aggregate balance at last FYE ($)(4)
(a)	(b)	(c)	(d)	(e)
Robert C. Gasser	316,633	64,207	—	380,840
Howard C. Naphtali	279,872	154,595	(186,502)	1,467,964
Anthony J. Huck	349,668	155,825	(205,324)	1,458,655
Alasdair Haynes	—	—	—	—
Ian Domowitz	354,805	109,693	(185,973)	1,263,530

(1)
The amounts shown in column (b) are included in columns (c), (d) and (g) of the Summary Compensation Table and the units representing such deferred compensation are included in column (i) (denoted by an "*") of the Grants of Plan-Based Awards Table and column (d) of the Options Exercised and Stock Vested Table.

(2)
The amounts shown in column (c) represent (i) for units representing deferred compensation granted under our SUA Program in 2007, the difference in the fair market value of such units on December 31, 2007 as compared to the fair market value of such units on the applicable grant date, (ii) for units representing deferred compensation granted under our SUA Program prior to 2007 and not settled in 2007, the difference in the fair market value of such units on December 31, 2007 as compared to the fair market value of such units on December 29, 2006 (the last trading day immediately prior to December 31, 2006) and (iii) for units representing deferred compensation granted under our SUA Program prior to 2007 and settled in 2007, the difference in the fair market value of such units on the date of settlement as compared to the fair market value of such units on December 29, 2006 (the last trading day immediately prior to December 31, 2006). Fair market values based on the closing price of our common stock on the NYSE on the dates referenced above.

(3)
The amounts shown in column (d) represent the fair market value of the shares of ITG common stock representing deferred compensation delivered to each named executive officer during 2007 pursuant to our SUA Program. Fair market values based on the closing price of our common stock on the NYSE on the dates that the underlying shares were delivered.

(4)
The amounts shown in column (e) represent the fair market value of the SUA Program awards held by each named executive officer as of December 31, 2007.

        For a description of the material factors of the SUA Program, see the description under "SUA Program" following the Grants of Plan-Based Awards Table.

Outstanding Equity Awards for Named Executive Officers at December 31, 2007

	Option Awards							Stock Awards
Name	Number of securities underlying unexercised Options (#) Exercisable		Number of securities underlying unexercised Options (#) Unexercisable		Equity Incentive Plans: Number of securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Expiration Date	Number of shares or units of Stock held that have not vested (#)		Market value of nonvested shares or units of Stock held that have not vested ($)	Incentive Plans: Number of nonvested shares, units or other rights held (#)		Incentive Plans: Market or payout value of nonvested shares, units or other rights held ($)
(a)	(b)		(c)		(d)	(e)	(f)	(g)		(h)	(i)		(j)
Robert C. Gasser	—		—		—	—	—	20,833	(a)	991,442	—		—
	23,285	(1)	46,571	(2)	—	44.22	10/4/2011	—		—	—		—
	—		—		—	—	—	540	(b)	25,721	—		—
	—		—		—	—	—	534	(c)	25,416	—		—
	—		—		—	—	—	528	(d)	25,122	—		—
Howard C. Naphtali	—		—		—	—	—	265	(e)	12,611	—		—
	—		—		—	—	—	254	(f)	12,071	—		—
	—		—		—	—	—	369	(g)	17,552	—		—
	—		—		—	—	—	304	(h)	14,468	—		—
	—		—		—	—	—	409	(i)	19,470	—		—
	—		—		—	—	—	358	(j)	17,037	—		—
	—		—		—	—	—	496	(k)	23,607	—		—
	—		—		—	—	—	789	(l)	37,529	—		—
	—		—		—	—	—	651	(m)	30,964	—		—
	—		—		—	—	—	482	(n)	22,924	—		—
	—		—		—	—	—	860	(o)	40,913	—		—
	—		—		—	—	—	291	(p)	13,848	—		—
	—		—		—	—	—	305	(q)	14,491	—		—
	—		—		—	—	—	359	(r)	17,069	—		—
	—		—		—	—	—	313	(s)	14,899	—		—
	—		—		—	—	—	332	(b)	15,815	—		—
	—		—		—	—	—	352	(c)	16,766	—		—
	—		—		—	—	—	389	(d)	18,494	—		—
	—		—		—	—	—	10,000	(v)	475,900	—		—
	—		—		—	—	—	—		—	4,800	(x)	228,432
	47,525	(3)	—		—	12.50	5/21/09	—		—	—		—
	—		27,000	(4)	—	25.38	8/1/10	—		—	—		—
	—		12,800	(5)	—	45.30	8/31/11	—		—	—		—
Anthony J. Huck	—		—		—	—	—	264	(e)	12,547	—		—
	—		—		—	—	—	252	(f)	12,008	—		—
	—		—		—	—	—	383	(g)	18,227	—		—
	—		—		—	—	—	293	(h)	13,944	—		—
	—		—		—	—	—	406	(i)	19,322	—		—
	—		—		—	—	—	357	(j)	16,990	—		—
	—		—		—	—	—	486	(k)	23,108	—		—
	—		—		—	—	—	723	(l)	34,409	—		—
	—		—		—	—	—	622	(m)	29,607	—		—
	—		—		—	—	—	461	(n)	21,958	—		—
	—		—		—	—	—	650	(o)	30,928	—		—
	—		—		—	—	—	243	(p)	11,550	—		—
	—		—		—	—	—	269	(q)	12,799	—		—
	—		—		—	—	—	296	(r)	14,088	—		—
	—		—		—	—	—	392	(s)	18,670	—		—
	—		—		—	—	—	431	(b)	20,507	—		—
	—		—		—	—	—	394	(c)	18,746	—		—
	—		—		—	—	—	513	(d)	24,410	—		—
	—		—		—	—	—	5,000	(v)	237,950	—		—
	—		—		—	—	—	—		—	4,800	(x)	228,432
	47,525	(3)	—		—	12.50	5/21/09	—		—	—		—
	—		16,000	(4)	—	25.38	8/1/10	—		—	—		—
	—		12,800	(5)	—	45.30	8/31/11	—		—	—		—

	Option Awards						Stock Awards
Name	Number of securities underlying unexercised Options (#) Exercisable	Number of securities underlying unexercised Options (#) Unexercisable		Equity Incentive Plans: Number of securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Expiration Date	Number of shares or units of Stock held that have not vested (#)		Market value of nonvested shares or units of Stock held that have not vested ($)	Incentive Plans: Number of nonvested shares, units or other rights held (#)		Incentive Plans: Market or payout value of nonvested shares, units or other rights held ($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)		(j)
Alasdair Haynes	—	—		—	—	—	7,000	(v)	333,130	—		—
	—	—		—	—	—	—		—	4,300	(x)	204,637
	—	—		—	—	—	—		—	—		—
	—	21,500	(4)	—	25.38	8/1/10	—		—	—		—
	—	10,800	(5)	—	45.30	8/31/11	—		—	—		—
	—	—		—	—	—	10,000	(w)	475,900	—		—
Ian Domowitz	—	—		—	—	—	116	(e)	5,520	—		—
	—	—		—	—	—	131	(f)	6,234	—		—
	—	—		—	—	—	504	(g)	23,985	—		—
	—	—		—	—	—	217	(h)	10,334	—		—
	—	—		—	—	—	307	(i)	14,590	—		—
	—	—		—	—	—	271	(j)	12,874	—		—
	—	—		—	—	—	666	(k)	31,706	—		—
	—	—		—	—	—	717	(l)	34,136	—		—
	—	—		—	—	—	622	(m)	29,607	—		—
	—	—		—	—	—	461	(n)	21,958	—		—
	—	—		—	—	—	699	(o)	33,267	—		—
	—	—		—	—	—	243	(p)	11,550	—		—
	—	—		—	—	—	152	(q)	7,233	—		—
	—	—		—	—	—	191	(r)	9,086	—		—
	—	—		—	—	—	278	(s)	13,221	—		—
	—	—		—	—	—	183	(b)	8,706	—		—
	—	—		—	—	—	204	(t)	9,686	—		—
	—	—		—	—	—	201	(j)	9,551	—		—
	—	—		—	—	—	722	(u)	34,343	—		—
	—	—		—	—	—	6,000	(v)	285,540	—		—
	—	—		—	—	—	—		—	4,300	(x)	204,637
	—	21,500	(4)	—	25.38	8/1/10	—		—	—		—
	—	10,800	(5)	—	45.30	8/31/11	—		—	—		—

Footnotes (1)-(5): The options disclosed in columns (b) and (c) became or become, to the extent the named executive officer remains employed through the applicable vesting date, fully exercisable on the following dates: (1) 10/4/2007; (2) half of this amount will vest on 10/4/2008 and the other half will vest on 10/4/2009; (3) 1/1/2007; (4) 8/1/2008; and (5) 8/31/2009.

Footnote (a): These units, which represent the remainder of Mr. Gasser's performance-based restricted stock unit award granted in 2006, were earned on September 30, 2007 and will vest in equal installments on October 4, 2008 and October 4, 2009, respectively if Mr. Gasser remains employed through the applicable vesting date. The market value of the award was determined using a per share value of the company's common stock of $47.59 (which was the closing price per share on December 31, 2007).

Footnotes (b)-(u): The restricted stock units held by the named executive officers pursuant to the SUA Program, and the corresponding market value, are disclosed in columns (g) and (h) and vest in full on the following dates provided the named executive officer remains employed through the applicable vesting date: (b) 4/16/2010; (c) 8/15/2010; (d) 11/15/2010; (e) 7/15/2009; (f) 10/15/2009; (g) 1/15/2010; (h) 4/15/2010; (i) 7/15/2010; (j) 10/15/2010; (k) 1/15/2011; (l) 4/15/2011; (m) 7/15/2011; (n) 10/14/2011; (o) 1/17/2012; (p) 4/17/2009; (q) 7/17/2009; (r) 10/16/2009; (s) 1/16/2010; (t) 7/13/2010; (u) 12/31/2010. The market value of the awards was determined using a per share value of the company's common stock of $47.59 (which was the closing price per share on December 31, 2007).

Footnotes (v): These performance-based restricted share awards were earned as of December 31, 2007 and vest January 1, 2008.

Footnote (w): Mr. Haynes' time-based restricted share award vests on 1/3/2009. The market value of the award was determined using a per share value of the company's common stock of $47.59 (which was the closing price per share on December 31, 2007).

Footnote (x): These performance-based restricted share awards vest on January 1, 2009 provided the performance criteria is met as of December 31, 2008. The amounts shown represent the number of unearned unvested restricted share awards that would be earned assuming the three-year cumulative pre-tax operating income objective is achieved at the 100% performance level. The executive must remain employed through the performance period in order to vest in the award. The market value of the award was determined using a per share value of the company's common stock of $47.59 (which was the closing price per share on December 31, 2007).

Severance and Change-in-Control Arrangements

Change-in-Control Agreements

        On May 9, 2006, the compensation committee authorized the entry into change-in-control agreements with the following named executive officers: Messrs. Naphtali, Huck, Haynes and Domowitz. On November 26, 2007, the compensation committee ratified amendments to these change-in-control agreements to reflect certain modifications necessary to comply with the requirements of section 409A of the Code. Each change-in-control agreement provides for the payment of benefits if the executive's employment is terminated within eighteen months following a change in control, either by the company not for cause (and not due to the executive's death or disability) or by the executive for good reason. In addition, if the executive's employment is terminated by the company other than for cause within six months prior to the date of a change in control and it is reasonably demonstrated that the termination arose in connection with, or in anticipation of, the change in control, the benefits set forth below will be paid to the executive.

        "Good reason" is defined to include (i) a material reduction in the executive's primary functional authorities, duties or responsibilities (other than any such reduction resulting merely from an acquisition of the company and its existence as a subsidiary or division of another entity); (ii) relocation of the executive's principal job location of more than 35 miles; (iii) material reductions in the executive's base salary or participation in annual incentive compensation plans, other than certain across the board reductions; and (iv) a material breach of the change-in-control agreement by the company (including the company decreasing the executive's base salary and target annual cash incentives by more than 10%).

        "Cause" is defined to include (i) the executive's willful failure to substantially perform his duties with the company (other than any as a result of the executive's disability); (ii) the executive's gross negligence in the performance of his duties which results in material financial harm to the company; (iii) the executive's conviction of, or guilty plea, to any felony or any other crime involving the personal enrichment of the executive at the expense of the company; (iv) the executive's willful engagement in conduct that is demonstrably and materially injurious to the company, monetarily or otherwise; or (v) the executive's willful material violation of any provision of the company's code of conduct.

        "Change in control" is deemed to occur (i) if any person, other than the company or a person related to the company, is or becomes the beneficial owner of 35% percent or more of the total voting power of all the then-outstanding voting securities; (ii) if a majority of the members of the company's incumbent board of directors cease to be board members; (iii) upon consummation of a merger, consolidation, recapitalization, or reorganization of the company or similar transaction affecting the capital structure of the company; (iv) upon consummation of the sale by the company of all or substantially all of the company's assets; or (v) if the stockholders of the company approve a plan of complete liquidation of the company.

        The benefits payable are base salary, together with unused accrued vacation, through the date of termination, pro-rata target annual bonus for the year of termination, and two times the sum of the executive's annual base salary in effect immediately prior to the date of termination or the date of the change in control, whichever is higher, plus the average of the executive's annual bonuses for the three years immediately preceding the year of termination of employment. Such amounts are payable in a lump sum within ten business days after the date of termination of employment. In addition, the company will continue to provide the executive and his or her dependents with health benefits and will pay to the executive an amount in cash equal to the premium cost that the company would have paid to maintain disability and life insurance coverage for the executive and his or her dependents for up to two years following the date of termination. If any payment under a change in control agreement is subject to an excise tax imposed by Section 4999 of the Internal Revenue Code, the amounts payable will be reduced to a level at which no amount is subject to the excise tax, provided that no reduction will be made if the net after-tax benefit, taking into account income, employment and excise taxes, to which the executive would otherwise be entitled without the reduction would be greater than the net after-tax benefit to the executive resulting from receipt of the payments with such reduction. However, in this case, the executive will be responsible for all excise tax payments. In the event of a dispute under a change-in-control agreement, the company will reimburse the executive for reasonable legal fees and expenses incurred in the dispute if the executive prevails on any material claim or defense in the dispute.

        The following table sets forth the estimated total payments, as well as each component of compensation outlined above or in the footnotes to the table below and taken into account in determining the total amounts payable in connection with a change in control, that would have been due to each of the named executive officers had a change in control and a qualifying termination of employment occurred on December 31, 2007, assuming a per share value of the company's common stock of $47.59 (which was the closing price per share on December 31, 2007).

Name	Total Cash Severance	Value of Additional Welfare Benefits(1)	Acceleration of Vesting of Stock Options, Restricted Share Awards (including "Unearned" Performance-Based Awards) and SUA Awards(2)	Acceleration of Vesting of "Earned" Performance-Based Restricted Share Awards(2)(3)	Total Change in Control Payments
Howard C. Naphtali	$2,591,583	$37,079	$1,217,941	$475,900	$4,322,503
Ian Domowitz	$2,363,648	$25,221	$1,034,469	$285,540	$3,708,878
Anthony J. Huck	$2,511,565	$37,079	$966,920	$237,950	$3,753,514
Alasdair Haynes	$2,056,136	$11,894	$1,182,784	$333,130	$3,583,944

(1)
Value of additional benefits assumes benefits will be provided for a full two years, is based on current costs and does not assume increased value for future price increases or ITG providing for executive without benefit of group rates.

(2)
Under the terms of the applicable award agreements, stock options, restricted share awards and restricted SUA awards vest upon a change in control. (These stock option and restricted SUA awards also vest upon the executive's death or disability and the restricted SUA awards vest upon the executive's retirement, which is defined as the executive's termination of employment at age 65 or after the executive has reached age 55 and has at least 10 years of service with the company and its subsidiaries.) The amounts in this column reflect the spread value of options, the face value of restricted share (including SUA) awards and payout of performance awards, not already earned, at 100% levels.

(3)
The amounts in this column reflect the face value of the performance-based restricted share awards that were earned on December 31, 2007 and vested on January 1, 2008.

        In the event that a change in control occurred on December 31, 2007 and there was no subsequent qualifying termination of employment, the total change in control payment for each named executive officer would be the amounts set forth in "Acceleration of Vesting of Stock Options, Restricted Share Awards (including "Unearned" Performance-Based Awards) and SUA Awards" and "Acceleration of Vesting of "Earned" Performance-Based Restricted Share Awards".

Employment Agreement with Mr. Gasser

        On September 15, 2006, Mr. Gasser entered into an employment agreement with the company to serve as the Chief Executive Officer and President of the company. The agreement provides that the term of Mr. Gasser's employment will begin on October 4, 2006 and end on December 31, 2009, with automatic one-year extensions, unless terminated earlier by either party upon 90 days written notice. The agreement provides that if his employment with the company is terminated by the company without cause (as defined below), if he terminates employment with the company for good reason, or if the company elects not to renew the agreement, in each case, prior to a change in control (as defined below) of the company, the company will pay to Mr. Gasser an amount equal to Mr. Gasser's base salary payable through his termination date and a pro-rated portion of the bonus compensation Mr. Gasser would have actually earned for the calendar year in which his date of termination occurs (to be paid as and when bonuses are payable to other executives for that year). The company will also pay to Mr. Gasser an amount, payable in accordance with the company's normal payroll practices, equal to the sum of (i) Mr. Gasser's base salary at the rate then in effect on the date of his termination and (ii) an amount equal to the average annual bonus paid or payable to Mr. Gasser with respect to the three calendar years preceding the calendar year of his termination. For purposes of the foregoing calculation, Mr. Gasser's bonus with respect to the 2006 calendar year will be deemed to be $1,575,000. All outstanding equity awards held by Mr. Gasser that are not vested as of his date of termination, will continue to vest as if he had remained employed by the company through the first anniversary of his date of termination and any performance objectives applicable to such awards will be deemed satisfied as of his termination date. All outstanding options held by Mr. Gasser that are vested as of the termination date will remain exercisable until the earlier of the first anniversary of Mr. Gasser's date of termination or the expiration of the option term in accordance with the terms of the company's Amended and Restated 1994 Stock Option and Long-term Incentive Plan or the company's 2007 Omnibus Equity Compensation Plan, as applicable, or any successor plan thereto. Any outstanding options that vest during the one-year period following his termination date will remain exercisable until the earlier of the one-year period following the applicable vesting date or the expiration of the option term. The company will also continue to maintain and provide to Mr. Gasser continued medical coverage at the level in effect on his date of termination for one year after his date of termination.

        The following table sets forth the estimated total payments, as well as each component of compensation outlined above and taken into account in determining the total amounts payable that would have been due to Mr. Gasser had a qualifying termination of employment occurred on

December 31, 2007, assuming a per share value of the company's common stock of $47.59 (which was the closing price per share on December 31, 2007).

Name	Total Cash Severance	Value of Additional Welfare Benefits(1)	Continued Vesting of Stock Options and Restricted Share Awards(2)	Total Severance Payments
Robert C. Gasser	$2,325,000	$18,729	$574,193	$2,917,922

(1)
Value of additional benefits is based on current costs and does not assume increased value for future price increases or ITG providing such additional benefits without benefit of group rates.

(2)
This amount reflects the spread value of options and the face value of restricted share awards vesting during 2008.

        The agreement further provides that if Mr. Gasser's employment is terminated by the company without cause, by Mr. Gasser for good reason (which includes the right of Mr. Gasser to terminate his employment for any reason or no reason within the 30 day period following the six month anniversary of a change in control), or if the company elects not to renew the agreement, in each case, on or after a change in control of the company, the company will pay to Mr. Gasser the same severance benefits he would have received if his employment was terminated by the company without cause or by Mr. Gasser for good reason prior to a change in control of the company, except that the cash payment is made in a lump sum, all outstanding equity awards held by Mr. Gasser as of the date of his termination (to the extent not fully vested as of the date of termination) will become fully vested and exercisable in accordance with the terms of the company's Amended and Restated 1994 Stock Option and Long-term Incentive Plan or the company's 2007 Omnibus Equity Compensation Plan, as applicable, or any successor plan thereto, and continued medical coverage for Mr. Gasser will run until the earlier of the end of the two-year period following Mr. Gasser's date of termination or the date on which Mr. Gasser is eligible to receive medical coverage through subsequent employment. The agreement provides that if any payment, coverage or benefit provided to him is subject to the excise tax under section 4999 of the Code, Mr. Gasser will have the amounts payable to him and benefits he will receive reduced so that no amounts he would receive would be subject to the excise tax under section 4999 of the Code if such reduction would result in him receiving a greater amount on an after-tax basis than if no reduction had occurred.

        The following table sets forth the estimated total payments, as well as each component of compensation outlined above and taken into account in determining the total amounts payable in connection with a change in control, that would have been due to Mr. Gasser had a change in control and a qualifying termination of employment occurred on December 31, 2007, assuming a per share value of the company's common stock of $47.59 (which was the closing price per share on December 31, 2007).

Name	Total Cash Severance	Value of Additional Welfare Benefits(1)	Acceleration of Vesting of Stock Options and SUA Awards(2)	Acceleration of Vesting of "Earned" Performance-Based Restricted Share Awards(2)(3)	Total Change in Control Payments
Robert C. Gasser	$2,325,000	$37,458	$233,181	$991,442	$3,587,081

(1)
Value of additional benefits assumes benefits will be provided for a full two years, is based on current costs and does not assume increased value for future price increases or ITG providing for executive without benefit of group rates.

(2)
Under the terms of the applicable award agreements, stock options, restricted share awards and restricted SUA awards vest upon a change in control. (These awards also vest upon the executive's death or disability and the restricted SUA awards vest upon the executive's retirement, which is defined as the executive's termination of employment at age 65 or after the executive has reached age 55 and has at least 10 years of service with the company and its subsidiaries.) The amounts in this column reflect the spread value of options and the face value of restricted share (including SUA), as applicable, awards.

(3)
The amounts in this column reflect the face value of the performance-based restricted share awards that were earned on September 30, 2007, the remainder of which will vest in equal installments on October 4, 2008 and October 4, 2009.

        In the event that a change in control occurred on December 31, 2007 and there was no subsequent qualifying termination of employment, the total change in control payment for Mr. Gasser would be the amount set forth in "Acceleration of Vesting of Stock Options and SUA Awards" and "Acceleration of Vesting of "Earned" Performance-Based Restricted Share Awards".

        All severance benefits are conditioned on Mr. Gasser's execution and non-revocation of a release.

        If Mr. Gasser's employment is terminated on account of his death, permanent disability, voluntary resignation other than for good reason or by the company for cause, Mr. Gasser will be entitled to receive only his base salary through his date of termination, reimbursement of all reimbursable expenses incurred by him prior to such termination, and all other accrued, but unpaid benefits under the company's benefit plans and programs. In addition, if Mr. Gasser's employment is terminated on account of his death or permanent disability, all outstanding equity awards held by Mr. Gasser as of the date of termination will become fully vested and exercisable in accordance with the terms of the company's Amended and Restated 1994 Stock Option and Long-term Incentive Plan or the company's 2007 Omnibus Equity Compensation Plan, as applicable, or any successor plan thereto.

        The agreement provides that during the term of Mr. Gasser's employment with the company, and for the one-year period after Mr. Gasser's termination of employment, Mr. Gasser can not (i) compete against the company, (ii) solicit in any way the employees of the company or its subsidiaries to terminate their employment, or (iii) solicit in any way the customers, suppliers, clients, brokers, licensees or other business relations of the company or its subsidiaries to cease doing business with the company or its subsidiaries.

        Prior to a change in control, "good reason" is defined to include (i) the material diminution of Mr. Gasser's duties, responsibilities, powers or authorities; (ii) the removal of Mr. Gasser from his office as Chief Executive Officer; (iii) the failure to obtain a written assumption of the employment agreement by any person acquiring all or substantially all of the assets of the company; (iv) a reduction by the company of Mr. Gasser's salary, (v) the company does not renew the term of agreement; (vi) breach by the company of its material obligations under the terms of the agreement; or (vii) relocation of Mr. Gasser's principal place of business to a location more than fifty (50) miles from its current location. On or after a change in control, "good reason" means, (i) (A) the removal of Mr. Gasser from his office as Chief Executive Officer, or (B) a material reduction of his primary functional authorities, duties, or responsibilities as President and Chief Executive Officer of the company from those in effect immediately prior to the change in control or the assignment of duties to him inconsistent with those of President and Chief Executive Officer of the company; (ii) the company's requiring Mr. Gasser to be based at a location in excess of fifty (50) miles from the location of his principal job location or office immediately prior to the change in control; (iii) a reduction of Mr. Gasser's salary or a reduction in his target annual compensation in excess of ten percent; (iv) the failure of the company to continue in effect, or the failure to continue Mr. Gasser's participation on substantially the same basis in, any of the company's annual incentive compensation plans in which he participates prior to the change in control unless such failure applies to all plan participants generally;

(v) the failure of the company to obtain the assumption of the obligations contained herein by any successor; (vi) breach by the company of its material obligations under the terms of the agreement; (vii) written notice to Mr. Gasser not to renew the term of the agreement or (viii) Mr. Gasser terminates employment during the thirty day period immediately following the six month anniversary of a change in control for any reason or no reason.

        "cause" is defined to include (i) Mr. Gasser's willful failure to substantially perform his duties with the company; (ii) gross negligence in the performance of Mr. Gasser's duties which results in material financial harm to the company; (iii) Mr. Gasser's conviction of, or guilty plea to, any crime involving his personal enrichment at the expense of the company, or any felony; (iv) Mr. Gasser's willful engagement in conduct that is demonstrably and materially injurious to the company, monetarily or otherwise; or (v) Mr. Gasser's willful violation of any material provision of the company's code of conduct.

        "change in control" is deemed to occur (i) if any person, other than the company or a person related to the company, is or becomes the beneficial owner of 35% percent or more of the total voting power of all the then-outstanding voting securities; (ii) if a majority of the members of the company's incumbent board of directors cease to be board members; (iii) upon consummation of a merger, consolidation, recapitalization, or reorganization of the company or similar transaction affecting the capital structure of the company; (iv) upon consummation of the sale by the company of all or substantially all of the company's assets; or (v) if the stockholders of the company approve a plan of complete liquidation of the company.

Employment Arrangement with Mr. Domowitz

        Mr. Domowitz and the company are parties to an offer letter dated March 16, 2001. Under the offer letter, if Mr. Domowitz's employment is terminated for any reason and the company elects to prohibit Mr. Domowitz, for a period of twelve months after he leaves the company, from engaging in any business, or any business in competition with the business, carried on by the company, then the company will continue to pay Mr. Domowitz his then current base salary and bonus during the twelve-month period immediately following his termination of employment. The following table sets forth the estimated total payments that would have been due to Mr. Domowitz had a qualifying termination of employment occurred on December 31, 2007.

Name	Total Cash Severance	Total Severance Payments
Ian Domowitz	$1,700,000	$1,700,000

Employment Agreement with Mr. Haynes

        Mr. Haynes and ITG Europe are parties to an employment agreement, dated November 17, 1998. The agreement continues until either Mr. Haynes or ITG Europe gives at least twelve months written notice to terminate the agreement or when Mr. Haynes reaches age 65. In addition, ITG Europe may terminate the agreement, without further obligation to Mr. Haynes, if he (i) breaches the agreement, (ii) is guilty of dishonesty, gross misconduct or willful neglect in the performance of his responsibilities, (iii) becomes bankrupt or makes any formal arrangement or composition with his creditors, (iv) is convicted of a criminal offense which adversely affects ITG Europe, (v) is guilty of any conduct that brings ITG Europe or affiliates of ITG Europe into disrepute, (vi) through his own default, ceases to be a director of ITG Europe or is otherwise prohibited or disqualified form serving as a director or (vii) is unable to perform his duties as a result of disability. If ITG Europe terminates the agreement without twelve month's notice for any other reason, then Mr. Haynes would be entitled to severance, payable in a lump sum, in the amount of his salary plus the cost to ITG of providing any benefits

(including any bonus) which Mr. Haynes would have received for the remainder of the twelve month notice period.

        The following table sets forth the estimated total payments, as well as each component of compensation outlined above and taken into account in determining the total amounts payable that would have been due to Mr. Haynes had a qualifying termination of employment occurred on December 31, 2007.

Name	Total Cash Severance	Value of Additional Welfare Benefits(1)	Total Severance Payments
Alasdair Haynes	$1,428,262	$5,947	$1,434,209

    (1)
    Value of additional benefits is based on current costs and does not assume increased value for future price increases or ITG providing for executive without benefit of group rates.

Director Compensation

        Each of our non-employee directors, other than our chairman, receives an annual retainer of $60,000, payable in quarterly installments. Our chairman receives an annual retainer of $90,000, payable in quarterly installments. Under our Amended and Restated Directors' Retainer Fee Subplan, adopted in 2002, the annual retainer fee is payable, at the election of each director, either in (i) cash, (ii) ITG common stock with a value equal to the retainer fee on the grant date, or (iii) under a deferred compensation plan which provides deferred share units with a value equal to the retainer fee on the grant date which convert to freely sellable shares when the director retires from our board of directors. Directors who are our employees are not compensated for serving as directors.

        Each non-employee director also receives fees of $1,000 for attendance at each regular meeting of the board of directors and $2,000 for any special board meetings. Board committee chair annual retainers are $9,000 for the audit committee chair, $7,000 for the compensation committee chair, and $5,000 for all other board committee chairs. All committee members receive $1,000 for attendance at each meeting of a committee of the board of directors. Directors of the company are also reimbursed for out-of-pocket expenses.

        Under our Amended and Restated Directors' Equity Subplan adopted in January 2006, we will grant newly appointed non-employee directors stock options valued at $100,000 and restricted share unit awards valued at $100,000 at, or near, the time of appointment to the board of directors. In addition, non-employee directors will be granted stock options valued at $36,000 and restricted share units valued at $36,000 annually, on the forty-fifth day following each of our annual meetings of stockholders. These options are granted with an exercise price per share equal to 100% of the fair market value of a share of our common stock on the NYSE on the date of grant. Such options expire at the earliest of (1) five years after the date of grant, (2) 12 months after death, disability or retirement after reaching age 65, and (3) 60 days after an optionee ceases to serve as a director for reasons other than death, disability or such retirement. Options and restricted share units vest and become exercisable in equal installments on the first, second and third anniversaries of the date of grant. Vesting accelerates upon a change in control of the company or if the director ceases to serve as a non-employee director due to his or her death or disability. Only directors who are not our employees are eligible to participate in this plan.

        Each director may participate in our Charitable Gifts Matching Program pursuant to which we match 100% of the charitable contributions made by such directors up to a maximum dollar amount of $2,000 per person per year.

        Mr. Raymond L. Killian, Jr., who served as the chairman of our board of directors until May 2007 did not receive any director compensation in 2007.

        The following table sets forth the total director compensation in 2007, as well as each component of compensation outlined above.

Name	Fees earned or paid in cash ($)(1)(2)	Stock Awards ($)(2)(4)	Option Awards ($)(2)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)
J. William Burdett	87,000	18,289	38,615	143,904
William I Jacobs(3)	102,000	18,289	38,615	158,904
Robert L. King	89,000	18,289	38,615	145,904
Maureen O'Hara	129,000	18,289	38,615	185,904
Kevin O'Hara	76,167	38,112	38,049	152,328
Brian J. Steck	84,000	18,289	68,390	170,679
Timothy Jones	89,000	18,289	88,861	196,150

(1)
The amounts shown in column (b) include the annual retainers paid to each director and attendance fees.

(2)
The following directors elected to receive their annual retainer in deferred ITG common stock: Ms. O'Hara and Messrs. Jones, O'Hara and Steck. The amounts shown in columns (c) and (d) are the amounts recognized in the company's financial statements for 2007 in respect of restricted share awards and options awarded to each of the directors, as determined pursuant to FAS 123R, but modified to eliminate any reduction in the grant date fair value of the awards for the possibility of service-based forfeiture. Except as noted in the immediately preceding sentence, the fair value of the option awards and stock awards for 2007 was determined using the valuation methodology and assumptions set forth in footnote 2 to the company's financial statements included in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which are incorporated herein by reference. The amounts shown include amounts recognized in the company's financial statements for 2007 in respect of awards granted in prior years.

(3)
On March 18, 2008, Mr. Jacobs retired from our board of directors effectively immediately. In consideration of Mr. Jacobs' approximately 14 years of dedication and service to ITG, the board of directors decided to accelerate the vesting of all of Mr. Jacobs' outstanding equity awards and pay his retainer fee through the second quarter of 2008, which, when combined, approximated $115,000.

(4)
The following chart shows the annual option and restricted share units granted to each of the directors during 2007 and any ITG common stock received as deferred payment of the annual retainer fee, together with the fair value of such awards:

Name	Grant Date	Number of Options(a)	Number of Shares(a)		Fair Value at date of grant
J. William Burdett	6/22/07 6/22/07	2,441 —	— 838		$ $	36,000 36,000
William I Jacobs	6/22/07 6/22/07	2,441 —	— 838		$ $	36,000 36,000
Robert L. King	6/22/07 6/22/07	2,441 —	— 838		$ $	36,000 36,000
Maureen O'Hara	6/22/07 6/22/07 10/1/07 7/2/07 4/2/07 1/3/07	2,441 — — — — —	— 838 516 516 577 524	(b) (b) (b) (b)	$ $ $ $ $ $	36,000 36,000 22,500 22,500 22,500 22,500
Kevin O'Hara	6/22/07 6/22/07 1/17/07 1/17/07 10/1/07 7/2/07 4/2/07	2,441 — 6,231 — — — —	— 838 — 2,303 344 344 670	(b) (b) (b)	$ $ $ $ $ $ $	36,000 36,000 100,000 100,000 15,000 15,000 26,167
Brian J. Steck	6/22/07 6/22/07 10/1/07 7/2/07 4/2/07 1/3/07	2,441 — — — — —	— 838 344 344 385 349	(b) (b) (b) (b)	$ $ $ $ $ $	36,000 36,000 15,000 15,000 15,000 15,000
Timothy L. Jones	6/22/07 6/22/07 10/1/07 7/2/07 4/2/07 1/3/07	2,441 — — — — —	— 838 344 344 385 349	(b) (b) (b) (b)	$ $ $ $ $ $	36,000 36,000 15,000 15,000 15,000 15,000

  (a)
  As of December 31, 2007, Mr. Burdett, Mr. Jacobs, Mr. King, Ms. O'Hara, Mr. O'Hara, Mr. Steck and Mr. Jones had, in the aggregate, 22,893, 18,799, 10,611, 22,893, 8,672, 35,175 and 33,987 stock options outstanding, respectively. As of December 31, 2007, Mr. Burdett, Mr. Jacobs, Mr. King, Ms. O'Hara, Mr. O'Hara, Mr. Steck and Mr. Jones had, in the aggregate, 1,354, 1,354, 1,354, 5,497, 4,499, 4,115 and 6,092 restricted share units outstanding, respectively.

  (b)
  The amounts shown represent the ITG common stock received as deferred payment of the annual retainer fee under the Amended and Restated Directors' Retainer Fee Subplan. For Mr. O'Hara, the amount granted on 4/2/07 includes the pro-rated portion of the annual retainer fee due to Mr. O'Hara for his service during the first quarter of 2007.

CORPORATE GOVERNANCE

Board Meetings and Committees

        Our board of directors held five regular meetings and seven special meetings during 2007. Each member of the board of directors attended, during their term of office, at least 75% of the total number of meetings of the board of directors. Board members are expected to attend our annual stockholders' meetings. At our 2007 annual stockholders' meeting, all members of the board of directors and nominees for election to the board were present. Our non-management directors meet regularly in executive sessions without any management directors present. Our chairman, Ms. O'Hara, presided over such executive sessions in 2007. Our board of directors has an audit committee, a compensation committee, a nominating and corporate governance committee and a technology committee. Each committee of the board of directors is authorized to obtain advice and assistance from internal or external legal, accounting or other advisors as it determines necessary to carry out its duties and any expenses in connection with such advice or assistance will be borne by the company.

        The current audit committee members are Mr. King (Chairman), Mr. Jones and Ms. O'Hara. The audit committee is appointed by the board to be directly responsible for the appointment, compensation and oversight of the work of ITG's independent auditor and for assisting the board in oversight of (1) the integrity of the financial statements of the company, (2) the compliance by the company with legal and regulatory requirements, (3) the independent auditors' qualifications and independence and (4) the performance of the company's internal audit function and independent auditors. These functions are described more fully under "Report of the Audit Committee". Our board of directors has determined that Mr. King, Chairman of the audit committee, is a "financial expert" as defined in the Securities Exchange Act of 1934. During 2007, there were six meetings of the audit committee. Each director serving as a member of the audit committee during 2007 attended at least 75% of such meetings that took place while such member was on the committee.

        The current compensation committee members are Ms. O'Hara (Chairperson), Mr. Burdett, Mr. O'Hara, and Mr. Steck. As determined by the board, all four directors meet the independence requirements of the NYSE, Section 162(m) of the Code, as amended, and Section 16 of the Securities Exchange Act of 1934, as amended. In addition, no compensation committee member is either a current or former employee of the company. The compensation committee is appointed by the board to discharge its responsibilities relating to compensation of our directors and executive officers. The compensation committee has overall responsibility for approving and evaluating the director and executive officer compensation plans, policies and programs of the company as further described below. During 2007, there were seven meetings of the compensation committee. Each director serving as a member of the compensation committee during 2007 attended at least 75% of such meetings that took place while such member was on the committee.

        The current nominating and corporate governance committee members are Mr. King (Chairman), Mr. Burdett, Ms. O'Hara and Mr. Steck. The nominating and corporate governance committee is appointed by the board (1) to identify individuals qualified to become board members, and to select, or to recommend that the board select, the director nominees for the next annual meeting of stockholders; (2) to develop and recommend to the board the corporate governance guidelines applicable to the company; (3) to oversee a review by the board of its performance and the performance of its committees and of management's performance; and (4) to recommend to the board director nominees for each committee, including the nominating and corporate governance committee.

        The nominating and corporate governance committee will consider nominees recommended by stockholders. In evaluating candidates, the committee considers the attributes of the candidate (including skills, experience, international versus domestic background, diversity, age, and legal and regulatory requirements) and the needs of the board, and will review all candidates in the same manner, regardless of the source of the recommendation. Stockholders who wish to submit nominees for director consideration by the nominating and corporate governance committee may do so by submitting such nominees' names in writing, in compliance with the procedures and along with the other information required by our by-laws, to Investment Technology Group, Inc., Attn: Secretary, 380 Madison Avenue, 4th Floor, New York, New York 10017. During 2007, there were two meetings of the nominating and corporate governance committee. All committee members were in attendance at such meetings. The nominating and corporate governance committee operates under a charter, which is posted in the "Corporate Governance" section of our website at http://www.itg.com/investors/nominating_charter.php.

        The current technology committee members are Mr. Jones (Chairman), Mr. King and Mr. O'Hara. The technology committee members are appointed by the board to review and assess the development of our technology and to advise the board and management on matters involving our technology and the acquisition of technology. During 2007, there was one meeting of the technology committee. All committee members were in attendance at such meeting.

The compensation committee

        The compensation committee has overall responsibility for approving and evaluating our director and executive officer compensation plans, policies and programs. Members of the compensation committee are appointed by the board, on the recommendation of the nominating and corporate governance committee. The compensation committee members may be removed and replaced by the board.

        The compensation committee operates under a charter, which is posted in the "Corporate Governance" section of our website at http://www.itg.com/investors/compensation_charter.php.

        The compensation committee's authority and responsibilities include the following:

  •
  Annually (and, with respect to directors, periodically) review and make recommendations to the board with respect to the compensation programs of all directors and executive officers, including incentive compensation plans and equity-based plans.

  •
  Annually review and approve, for our Chief Executive Officer and the other executive officers:

  •
  The annual base salary level;

  •
  The annual incentive opportunity level;

  •
  The long-term incentive opportunity level;

  •
  Employment agreements, severance arrangements and change-in-control agreements/provisions, as appropriate; and

  •
  Any special or supplemental benefits, as appropriate.

  •
  Exercise the exclusive authority to approve or ratify elements of compensation of executive officers, as required to comply with any federal securities or tax law requirements and when the board has delegated such authority to the compensation committee.

  •
  Exercise the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of directors, the Chief Executive Officer and other executive compensation, including sole authority to approve any compensation consultant's fees and other retention terms.

  •
  Exercise the authority to obtain advice and assistance from internal or external legal, accounting or other advisors as it determines necessary to carry out its duties.

  •
  Annually review and approve corporate goals and objectives relevant to Chief Executive Officer compensation, evaluate the Chief Executive Officer's performance in light of these goals and objectives, report the results of such evaluation to the board, and set the Chief Executive Officer's compensation levels based on this evaluation.

        The company's executives prepared agendas for each meeting in consultation with the compensation committee's chairperson. Compensation committee members generally received agendas and discussion materials in advance.

        In early 2007, the compensation committee engaged PricewaterhouseCoopers LLP as a compensation consultant. In December 2007, the compensation committee engaged McLagan Partners as a compensation consultant. The compensation committee retains the sole ability to hire and fire the consultants and considers the consultants to be independent. At the direction of the company, services provided by the consultants included top management peer group analysis, review of compensation philosophy, competitive compensation benchmarking of executive officer positions, industry research on competitive design of compensation and employment programs, presentation and analysis of compensation design alternatives and other technical advice. The consultants did not provide recommendations on compensation decisions for individual executive officers.

        At the compensation committee's request, from time to time members of management attend portions of compensation committee meetings. During 2007, they included the Chief Executive Officer, Chief Financial Officer, General Counsel and Global Head of Human Resources. On an annual basis, the Chief Executive Officer presents a summary of his performance appraisal of each member of our executive committee, along with his compensation recommendations.

        In addition, on an annual basis, the compensation committee reviews each executive officer's total compensation package as well as each individual element of the compensation package. The 2007 review included comparisons to competitive levels of compensation, as well as year-over-year comparisons. The compensation committee concluded that total compensation levels, as well as individual elements of compensation, for all executive officers were consistent with the objectives and guiding principles of our executive compensation programs in light of our performance, business unit performance, individual performance and competitive practice.

        At each compensation committee meeting, the compensation committee had the opportunity to call for an executive session. No members of management, consultants or other outsiders attended executive sessions. Among other topics, discussions and decisions regarding Chief Executive Officer compensation took place during these executive sessions.

        The compensation committee took the following key actions at its meetings in 2007:

  •
  Certified results and approved bonus payments for executive officers for the 2006 performance year, based on previously approved formulas.

  •
  Approved compensation plans for our executive officers for 2007, including annual bonus formulas.

  •
  Approved equity award pools for executives and new hires.

  •
  Approved the 2007 Omnibus Equity Compensation Plan.

  •
  Hired McLagan Partners as the compensation committee's compensation consultant.

Code of Ethics

        Our board of directors has adopted a Code of Business Conduct and Ethics governing the conduct of our directors, officers and employees, including our chief executive officer, chief financial officer and principal accounting officer. A copy of the Code of Business Conduct and Ethics is available on our website at http://www.itg.com/investors/conduct_ethics.php. We intend to disclose future amendments to, or waivers from, the Code of Business Conduct and Ethics on our website within two business days following the date of any such amendment or waiver.

Compensation Committee Interlocks and Insider Participation

        During 2007, the members of the compensation committee were Maureen O'Hara (Chairperson), J. William Burdett, William I Jacobs and Brian J. Steck. The compensation committee was, and continues to be, comprised entirely of independent directors.

NYSE Certification

        The chief executive officer of ITG made an unqualified certification to the NYSE with respect to the firm's compliance with the NYSE corporate governance listing standards in June of 2007.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

        Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act or the Securities Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the following report of the compensation committee on executive compensation shall not be incorporated by reference into any such filings.

        The compensation committee has discussed the Compensation Discussion and Analysis with management and approved its inclusion in this proxy statement and through incorporation by reference in the 2007 Annual Report on Form 10-K.

Compensation Committee

Maureen O'Hara, Chairperson
J. William Burdett
Kevin O'Hara
Brian J. Steck

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Raymond L. Killian, Jr., our former chief executive officer, was a director of the company until May 8, 2007. Raymond L. Killian, Jr.'s son, Michael G. Killian, is a sales trader in our Boston regional office. Michael Killian's annual cash compensation in 2007 was $215,753. Mr. Killian also participates in company benefit plans on the same basis as other similarly situated employees. The company's cost of those benefits was $39,126 in 2007. Stephen Killian, also Raymond L. Killian, Jr.'s son, is a product manager at our New York headquarters who joined the company in September 2007. Stephen Killian's prorated annual cash compensation in 2007 was $97,756. Mr. Killian also participates in company benefit plans on the same basis as other similarly situated employees. The company's prorated cost of those benefits was $4,191 in 2007.

        In 2007, the board adopted a written policy on Procedures for the Review of Related Person Transactions. Under this policy, each director, director nominee and executive officer of the company is required to notify the company's General Counsel in writing of any direct or indirect material interest that such person or an immediate family member has in a Related Person Transaction (as defined below). The General Counsel shall submit to the audit committee (or any designated member) the Related Person Transaction for review and the audit committee (or any designated member) shall approve or disapprove the Related Person Transaction.

        A "Related Person Transaction" means any transaction which is currently proposed, or has been in effect at any time since the beginning of the company's most recent fiscal year in which the company was or is to be a participant, the amount exceeds $120,000 and a related person (as defined in the policy and which includes a director, director nominee or executive officer of the company or any of their immediate family members) has or will have a direct or indirect material interest. The types of transactions that are covered by this policy include: legal, investment banking, consulting, or management services provided to the company by a related person or a business entity with which the related person is affiliated; sales, purchases and leases of real or personal property between the company and a related person or a business entity with which a related person is affiliated; contributions by the company to a civic or charitable organization for which a related person serves as an executive officer; or indebtedness or guarantees of indebtedness involving the company and a related person or a business entity with which the related person is affiliated.

        The standards to be applied pursuant to this policy in determining approval include whether the Related Person Transaction is fair and reasonable to the company and consistent with the best interests of the company, the business purpose of the transaction, whether the transaction is entered into on an arms-length basis on terms fair to the company and whether such a transaction would violate any provisions of the company's Code of Business Conduct and Ethics. All Related Person Transactions are required to be disclosed to the audit committee of the company's board of directors and any material Related Person Transaction is required to be disclosed to the full board of directors.

        Each of Michael Killian's and Stephen Killian's employment for 2007 was approved, or ratified, by the audit committee and compensation committee in accordance with the terms of the policy.

        To help ensure a smooth transition for the company and Mr. Gasser (who, at the time, had recently joined the company as chief executive officer), on December 19, 2006 Mr. Raymond L. Killian Jr.'s employment agreement was amended to extend the term of his employment through March 31, 2007. To reflect Mr. Killian's reduced role with the company, the amended agreement provided that in lieu of the compensation contemplated by the terms of Mr. Killian's original agreement, and any other cash or equity compensation for which Mr. Killian was eligible, Mr. Killian's compensation of $863,162 for the period from January 1, 2007 to March 31, 2007 was 25% of the cash compensation paid to Mr. Killian by the company for the 2006 calendar year. In addition, Mr. Killian continued to be entitled to an apartment in New York City through March 31, 2007.

        On February 27, 2007, the company and Raymond L. Killian, Jr. entered into an advisor arrangement. The advisor arrangement began on April 1, 2007 and will continue until March 31, 2009. Under this arrangement, during the term of the agreement, Mr. Killian will perform transitional and other advisory services for the company in exchange for a consulting fee of $100,000 per month during the term. In addition, on or around April 1, 2009, assuming Mr. Killian satisfactorily performs his duties under the agreement, as determined by the board in its reasonable good faith judgment, the company will pay to Mr. Killian a one time lump sum severance payment of $600,000. In addition, the company will reimburse Mr. Killian for reasonable business expenses. Mr. Killian and his spouse will also be entitled to continued medical benefits for the remainder of their lives. These payments would be made to Mr. Killian if the company terminated the arrangement without cause or upon the change in control of the company. In the case of a change in control, payment will be made in a lump sum as soon as reasonably practicable following the occurrence of the change in control. Mr. Killian is subject to restrictive covenants, such as confidentiality, non-competition and non-solicitation provisions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGERS

        The following table sets forth certain information, as of March 3, 2008, regarding beneficial ownership of our common stock by (1) each director, (2) each named executive officer, (3) all directors and executive officers as a group and (4) each person known by us to beneficially own 5% or more of our common stock. For the purpose of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares which such person or group has the right to acquire within 60 days after March 3, 2008, but such shares are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person. Unless otherwise indicated in a footnote and subject to applicable community property and similar statutes, each person listed as the beneficial owner of the shares possesses sole voting and dispositive power with respect to such shares. The mailing address of the parties listed below is our principal business address unless otherwise indicated.

Directors	Shares of ITG Common Stock Beneficially Owned	Percentage of ITG Common Stock Beneficially Owned
Robert C. Gasser.	61,386 (1,2,3,6)	*
J. William Burdett	28,305 (1,3)	*
William I Jacobs	50,736 (1,3)	*
Timothy L. Jones	34,800 (1,3,5)	*
Robert L. King	6,382 (1,3)	*
Kevin J.P. O'Hara	6,880 (1,3,5)	*
Maureen O'Hara	39,493 (1,3,5)	*
Brian J. Steck	36,707 (1,3,5)	*
Named Executive Officers (Other than Mr. Gasser)
Ian Domowitz	45,704 (2)	*
Alasdair Haynes	14,857 (3)	*
Anthony J. Huck	97,388 (1,2,4,7)	*
Howard C. Naphtali	155,034 (1,2,4)	*
All directors and executive officers as a group (16 persons)	711,613 (1,2,3,4,5,6)	1.6%

*
Less than 1%.

(1)
Beneficial ownership includes stock options that are exercisable at March 3, 2008, or within 60 days thereafter, as follows: Mr. Gasser: 23,285; Mr. Burdett: 17,052; Mr. Jacobs: 12,958; Mr. Jones: 28,146; Mr. King: 4,770; Mr. O'Hara: 2,077; Ms. O'Hara: 17,052; Mr. Steck: 29,334; Mr. Huck: 47,525; Mr. Naphtali: 47,525; and all directors and executive officers as a group: 237,982.

(2)
Beneficial ownership includes stock unit awards, as follows: Mr. Gasser: 9,614; Mr. Domowitz: 32,014; Mr. Huck: 35,401; Mr. Naphtali: 35,659.

(3)
Beneficial ownership includes time-based restricted share unit awards, as follows: Mr. Gasser: 20,833; Mr. Burdett: 1,354; Mr. Jacobs: 1,354; Mr. Jones: 1,354; Mr. King: 1,354; Mr. O'Hara: 2,373; Ms. O'Hara: 1,354; Mr. Steck: 1,354; Mr. Haynes: 10,000.

(4)
Beneficial ownership includes shares held in the Employee Stock Ownership Plan, as follows: Mr. Huck: 258; Mr. Naphtali: 23.

(5)
Beneficial ownership includes deferred share units as follows: Mr. Jones: 5,042; Mr. O'Hara: 1,662; Ms. O'Hara: 4,599; Mr. Steck: 2,761.

(6)
Beneficial ownership includes 400 shares of common stock held in UTMA custodial accounts on behalf of Mr. Gasser's children.

(7)
Mr. Huck shares investment power with respect to 8,341 shares of common stock.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2007 with respect to the shares of common stock that may be issued to our employees and directors under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options	Weighted Average Grant Price of Outstanding Restricted Stock	Weighted Average Grant Price of Stock Unit Awards	Number of Securities Remaining Available for Future Grants Under Equity Compensation Plans(b)
Equity compensation plans approved by security holders(a)	2,204,394	$24.86	$36.38	$28.35	2,656,059
Equity compensation plans not approved by security holders	—	—	—	—	—
Total	2,204,394	$24.86	$36.38	$28.35	2,656,059

(a)
Consists of the 2007 Omnibus Equity Compensation Plan (including its subplans) and the ITG Employee Stock Purchase Plan (the "ITG ESPP").

(b)
Shares remaining available for future issuance under the various plans include (i) 2,550,520 securities to be issued pursuant to the 2007 Omnibus Equity Compensation Plan (including its subplans) and (ii) 105,539 securities to be issued pursuant to the ITG ESPP.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of our outstanding common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock and other equity securities of our company. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based on a review of the copies of the forms furnished to us and written representations from our executive officers and directors, all persons subject to the reporting requirements of Section 16(a) otherwise filed the required reports with respect to 2007 on a timely basis, except as set forth in the next paragraph and that, due to an administrative error, a Form 4 report relating to a single SUA Program grant was filed one day late on July 18, 2007 for each of Messrs. Bulone, Domowitz, Goebels and Meitz.

        D.E. Shaw Laminar Portfolios, L.L.C. and its affiliates D. E. Shaw Synoptic Portfolios 2, L.L.C., D. E. Shaw & Co., L.P., D. E. Shaw & Co., L.L.C., and David E. Shaw (together, "D.E. Shaw") became subject to Section 16 filings as a beneficial owner of 10% of the outstanding class of ITG common stock on November 8, 2007. D.E. Shaw timely filed a Form 3 on November 19, 2007, except that the Form was amended on November 20, 2007 to add as a filing person D. E. Shaw Synoptic Portfolios 2, L.L.C. D.E. Shaw made purchases of ITG common stock on November 9, 12, 13, 14, and 15, 2007, and made sales on November 15, 2007, which it reported on a late Form 4 filed November 20, 2007. The total number of transactions reported on those dates was 180, and the total number of late reports for those transactions was at least two. D.E. Shaw ceased to be subject to Section 16 reporting with respect to ITG common stock on November 15, 2007.

REPORT OF THE AUDIT COMMITTEE

        Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act or the Securities Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the following report of the audit committee included herein shall not be incorporated by reference into any such filings.

        At the time of this report, the audit committee of ITG's board of directors was composed of four non-employee directors. The board of directors determined during 2007 that each of those directors satisfied independence requirements, financial literacy and other criteria established by NYSE listing standards. Our audit committee charter is available on our website at http://www.itg.com/investors/committee_charters.php. This charter complies with requirements imposed upon audit committees under the Sarbanes-Oxley Act and under the NYSE listing standards.

        The audit committee is directly responsible for the appointment, compensation and oversight of the work of ITG's independent auditor and for assisting the board in oversight of (1) the integrity of the financial statements of the company, (2) the compliance by the company with legal and regulatory requirements, (3) the independent auditor's qualifications and independence, and (4) the performance of the company's internal audit function and independent auditors. Management has the primary responsibility for ITG's consolidated financial statements and the reporting process, including the internal control systems. ITG's independent auditors are responsible for auditing the consolidated financial statements and expressing an opinion on the conformity of those consolidated audited financial statements with accounting principles generally accepted in the United States of America.

        KPMG LLP ("KPMG") served as ITG's independent auditor for 2007, and the audit committee has recommended that KPMG be elected in that capacity for 2008. See "Ratification of Selection of Independent Auditors".

        The audit committee has considered whether the provision of certain limited non-audit functions provided by KPMG is compatible with maintaining KPMG's independence and concluded that performing such functions does not affect KPMG's independence in performing its function as auditor of ITG. It is the audit committee's policy for the full audit committee to review, in advance, the proposed provision of non-audit services by KPMG.

        The audit committee has reviewed and discussed with management ITG's audited consolidated financial statements for the year ended December 31, 2007. It has also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 114, The Auditor's Communication with Those Charged with Governance. The audit committee has received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1, and has discussed with KPMG its independence. As the result of such review and discussions, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in ITG's Annual Report on Form 10-K for the year ended December 31, 2007.

Audit Committee

William I Jacobs, Chairman(1)
Timothy L. Jones
Robert L. King
Maureen O'Hara

(1)
On March 18, 2008, Mr. Jacobs retired from the board of directors, and all committees, of the company.

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        KPMG was our independent auditor for the years ended December 31, 2007 and 2006. On February 20, 2008, KPMG was appointed by the audit committee to serve as our independent auditor for 2008.

        The ratification of the appointment of KPMG is being submitted to the stockholders at the annual meeting. If such appointment is not ratified, the board of directors will consider the appointment of other accountants.

        The board of directors unanimously recommends a vote "FOR" the ratification of the appointment of KPMG as our independent auditor for the 2008 fiscal year.

        A representative of KPMG, the independent auditor who audited our consolidated financial statements for 2007, is expected to be present at the annual meeting to respond to appropriate questions of stockholders and will have the opportunity to make a statement if he or she so desires.

Fees to our Independent Auditor

        The following table presents fees for professional services rendered by KPMG for the audit of our annual financial statements for the years ended December 31, 2007 and 2006, and fees billed for audit related services, tax services and all other services rendered by KPMG for such periods.

	2007	2006
	(Dollars in thousands)
Audit fees(1)	$1,801	$1,718
Audit-related fees	—	—
Tax fees(2)	80	177
All other fees	—	—

Total	$1,881	$1,895

    (1)
    The aggregate fees incurred include amounts for the audit of our annual financial statements, the reviews of the financial statements included in our Quarterly Reports on Form 10-Q and amounts for the audit of our internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, including in each case services related thereto such as statutory audits, consents, and assistance with and review of documents filed with the SEC and other regulatory bodies.

    (2)
    The aggregate fees incurred for tax services include amounts in connection with tax compliance and tax consulting services.

Pre-approval of Services by the External Auditor

        The audit committee has adopted a policy for pre-approval of audit and permitted non-audit services by our external auditor. The audit committee will consider annually and, if appropriate, approve the provision of audit services by its external auditor and consider and, if appropriate, pre-approve the provision of certain defined audit and non-audit services. The audit committee will also consider on a case-by-case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved.

        Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the audit committee for consideration at its next regular meeting or, if earlier consideration is required, to the audit committee or one or more of its members. The member or members to whom such authority is delegated shall report any specific approval of services at its next regular meeting. The audit committee will regularly review summary reports detailing all services being provided to ITG by its external auditor.

PROPOSAL TO RE-APPROVE THE INVESTMENT TECHNOLOGY GROUP, INC. PAY-FOR-PERFORMANCE INCENTIVE PLAN

        At our 1997 Annual Stockholders' Meeting, the stockholders approved the adoption of the company's Pay-For-Performance Incentive Plan (the "Plan"). The stockholders reapproved the Plan at the 2003 Annual Stockholders' Meeting. The purpose of the Plan is to assist the company in attracting, retaining, and rewarding company executive officers through payment of competitive levels of compensation, and motivating such employees to expend greater efforts in promoting the growth and annual profitability of the company and its subsidiaries and other business units. Under Code Section 162(m), we are required to periodically submit the Plan for stockholder re-approval to assure the tax deductibility of certain compensation paid to the named executive officers, as described below.

        We seek to compensate our executive officers in large part through annual cash incentives the payment of which is directly related to performance. As discussed above in Compensation Discussion and Analysis under "Impact of Regulatory Requirements", Code Section 162(m) generally disallows the company's tax deduction for compensation to the named executive officers in excess of $1 million in any year. Under Code Section 162(m), however, compensation that qualifies as "performance-based compensation" is excluded from the $1 million deductibility cap, and therefore remains fully deductible.

        We believe that the design and implementation of the Plan will continue to permit compensation resulting from annual incentive awards made under the Plan to qualify as "performance-based compensation" and therefore remain fully deductible under Code Section 162(m), even though payments under the Plan may represent compensation to a named executive officer in excess of $1 million. We are seeking stockholder re-approval of the Plan in order to meet the requirement of Code Section 162(m) that the Plan be periodically re-submitted to stockholders for consideration. For purposes of Code Section 162(m), stockholder approval of the Plan relates particularly to the eligibility, per-person award limitations, and the business criteria incorporated in annual incentive awards, as discussed below. In the event that stockholders fail to approve the Plan (including these material terms), the Plan will be terminated, awards granted to date under the Plan (discussed below) will be cancelled and the company will not be allowed a tax deduction for compensation to the named executive officers in excess of $1 million in any year. If the stockholders do not approve the Plan, the compensation committee may adopt, or may not adopt, another cash bonus plan for the benefit of such individuals.

        The following is a brief description of the material terms of the Plan. Such description is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached hereto as Annex A.

        Under the Plan, the compensation committee is authorized to select for participation those key employees who have company-wide responsibilities, who are in charge of a business unit, or whose performance can be expected to have a substantial effect on the results of a business unit. For purposes of the Plan, a "business unit" is defined to mean the company as a whole or any department, division, subsidiary, or other business unit or function of the company for which operational financial results are available. The Plan does not preclude the compensation committee from granting annual incentive awards or other compensation apart from the Plan; in this regard, the compensation committee expects to make annual incentive awards and pay bonuses to those executives who are unlikely to receive cash compensation in excess of $1 million in a given year apart from the Plan.

        For each participant, the compensation committee will specify an award and performance objectives upon which payment of the award will be conditioned. The performance objectives will be based on (i) "business unit income," meaning the pre-tax net income of the participant's business unit (from which the compensation committee may specify that certain amounts are to be subtracted, such as bonuses under the Plan or otherwise, one-time gains, restructuring charges, impairment of goodwill and intangibles, capital charges, taxes and/or general and administrative expenses), (ii) the revenues of the participant's business unit, or (iii) the participant's business unit's economic value added ("EVA"), a measure of the amount of the business unit's after-tax income that exceeds the cost of the capital used by the business unit during the performance period. In establishing a performance objective based on EVA, the compensation committee will determine the average cost of capital (stated as a percentage); this cost of capital will be multiplied by the amount of capital actually used by the business unit. Generally, awards and performance objectives will relate to a specified year, although shorter performance periods may be specified for a participant.

        An award generally will provide for payment of either a specified percentage or percentages of business unit income, revenues, and/or EVA, or an amount specified or determined by formula in some other manner but conditioned upon achievement of such specified percentage or percentages of business unit income, revenues, and/or EVA. The compensation committee may require a threshold amount of such income, revenues, or EVA to be achieved before any portion of an award will become payable, and may express performance objectives by way of a comparison with like measures of business unit performance in one or more prior periods or like measures of performance of comparable companies or business units thereof. In all cases, the terms of the performance objective must be such that, at the time the performance objective is set, its achievement is substantially uncertain.

        The Plan imposes certain limitations on the amount that may be paid in respect of annual incentive awards, including annual per-person limitations. The maximum percentages of business unit income, revenues, and EVA that may be potentially payable under an award in any performance year to a single participant, and to all participants granted awards with respect to a single business unit, is 30% of business unit income, 10% of business unit revenues, and 25% of EVA.

        In administering the Plan, the compensation committee has the power and authority to construe and interpret the Plan, define terms, implement rules and regulations, and make all determinations relating to the Plan. Although the compensation committee has no discretion to increase the amounts of previously established awards, the Plan permits the compensation committee to reduce the amount of or cancel final awards, in view of business strategy, performance of comparable organizations, economic and business conditions, personal performance of the participant, or other performance considerations. The compensation committee may agree in advance not to exercise such discretion. The compensation committee may also provide that income of a business unit may be adjusted downward to reflect specified charges, expenses, and other amounts, or adjust or modify awards and performance objectives in recognition of unusual or nonrecurring events, in response to changes in applicable laws, regulations, accounting principles, or other circumstances, or specify performance periods for awards less than one year.

        At the end of each performance year, the compensation committee must determine the extent to which awards have been earned and performance objectives achieved, and the amounts therefore payable to each participant, setting forth these determinations in writing. Awards are non-transferable.

        The Plan permits interim payments, but requires that the participant repay the company to the extent that such interim payments exceed the amount of the final award payment for a performance year. Payment of an award may be deferred by the participant if deferral plans are maintained by the company if and to the extent permitted by the compensation committee. If a participant ceases to be employed due to death, disability, or retirement (including early retirement with the approval of the compensation committee), the compensation committee will determine the amount payable as a final award achieved or resulting from the portion of the performance year completed at the date employment ceased (which may be a pro rata payment of the final award, determined at the end of the performance year), except that no payout shall be made if it is duplicative of severance payments. If a participant's employment terminates during a performance year for any other reason, no final award will be paid to the participant.

        The board of directors may amend, modify, suspend, or terminate the Plan. Such changes will be subject to stockholder approval if and to the extent required by law, regulation, NYSE rule, or to comply with Code Section 162(m). These provisions do not necessarily require stockholder approval for all Plan amendments that might increase the cost of the Plan.

        For federal income tax purposes, payments under the Plan will constitute ordinary income to participants at the time payment is received by the participant. If compensation under the Plan qualifies as "performance-based compensation" under Code Section 162(m), as the company believes will be the case, the company will be entitled to a tax deduction equal to the amount of any payments to a participant, whether or not such payments exceed $1 million in a given year.

        The amounts payable under the Plan for 2008 cannot be determined until after the 2008 fiscal year is completed and achievement of the various corporate and management business objective performance goals are determined. Accordingly, the benefits or amounts of awards, if any, that will be received by named executive officers are not yet determinable.

Vote Required for Approval

        The proposal to approve the Plan requires for its approval the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on this proposal. Any abstentions will have the effect of votes against the proposal.

The board of directors unanimously recommends a vote "FOR" the proposal to re-approve the Investment Technology Group, Inc. Pay-for-Performance Incentive Plan.

CONTACTING THE BOARD OF DIRECTORS

        You, or any interested party, may communicate with our board of directors, including our non-management directors and the chairman of the audit committee, by sending a letter to the ITG Board of Directors, P.O. Box 3481, Grand Central Station, New York, New York 10163. Any complaints or concerns relating to ITG's accounting, internal accounting controls or auditing matters will be referred to the chairman of the audit committee. Other concerns will be referred to the chairman of the board with a copy to the chairman of the nominating and corporate governance committee. Any complaints or concerns may be reported anonymously or confidentially. ITG strictly prohibits any retaliation for reporting a possible violation of law, ethics, or firm policy regardless of whom the report concerns.

WHERE YOU CAN FIND MORE INFORMATION

        As required by law, we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information contain additional information about our company. You can inspect and copy these materials at the SEC's Public Reference Room at 100 Fifth Street, N.W., Room 1580, Washington, D.C. 20549. You can obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet Site that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC. The SEC's Internet address is http://www.sec.gov. You can also inspect these materials of our company at the offices of the NYSE, 20 Broad Street, New York, New York 10005 and on our website at http://www.itg.com/investors.

        The SEC allows us to "incorporate by reference" information into this proxy statement, which means that we can disclose important information by referring you to another document filed separately with the SEC. Information incorporated by reference is considered part of this proxy statement, except to the extent that the information is superseded by information in this proxy statement.

        This proxy statement incorporates by reference the information contained in our Annual Report on Form 10-K for the year ended December 31, 2007 (SEC file number 001-32722). We also incorporate by reference the information contained in all other documents that we file with the SEC after the date of this proxy statement and before the annual meeting. The information contained in any of these documents will be considered part of this proxy statement from the date these documents are filed.

        Any statement contained in this proxy statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

        If you are one of our stockholders and would like to receive a copy of any document referred to in this proxy statement, you should call or write to Investment Technology Group, Inc., 380 Madison Avenue, 4th Floor, New York, New York 10017, Attention: Investor Relations (telephone: (800) 991-4484). In order to ensure timely delivery of the documents prior to the annual meeting, you should make any such request not later than April 30, 2008.

        You should rely only on the information contained in (or incorporated by reference into) this proxy statement. We have not authorized anyone to give any information different from the information contained in (or incorporated by reference into) this proxy statement. This proxy statement is dated March 27, 2008. You should not assume that the information contained in this proxy statement is accurate as of any later date, and the mailing of this proxy statement to stockholders shall not mean otherwise.

OTHER MATTERS; STOCKHOLDER PROPOSALS
FOR THE 2009 ANNUAL MEETING OF ITG

        As of the date of this proxy statement, our board of directors knows of no matters that will be presented for consideration at the annual meeting, other than as described in this proxy statement. If any other matters shall properly come before the annual meeting or any adjournments or postponements thereof and shall be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not vote in accordance with the recommendation of our board of directors and management.

        Stockholders who, in accordance with SEC Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2009 Annual Meeting must submit their proposals to our Secretary on or before November 27, 2008. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

        In accordance with our by-laws, in order to be properly brought before the 2009 Annual Meeting, a stockholder's notice of the matter the stockholder wishes to present must be delivered to Investment Technology Group, Inc., 380 Madison Avenue, 4th Floor, New York, New York, 10017, Attention: Secretary, not less than 90 nor more than 120 days prior to the first anniversary of the date of this year's annual meeting. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our by-laws (and not pursuant to the SEC's Rule 14a-8) must be received no earlier than January 6, 2009 and no later than February 5, 2009.

By Order of the Board of Directors,

P. Mats Goebels Secretary

Appendix A

AMENDED AND RESTATED
INVESTMENT TECHNOLOGY GROUP, INC.
PAY-FOR-PERFORMANCE INCENTIVE PLAN

1.
PURPOSE

        The purpose of this Pay-For-Performance Incentive Plan (the "Plan") is to assist Investment Technology Group, Inc. (the "Company") and its subsidiaries in attracting, retaining, and rewarding, by payment of competitive levels of compensation, employees who occupy key positions relating to the Company and specified business units, and motivating such employees to expend greater efforts in promoting the growth and annual profitability of the Company and its subsidiaries, through the award of annual incentives.

2.
DEFINITIONS

        In addition to the terms defined in Section 1 hereof, the following terms used in the Plan shall have the meanings set forth below:

  (a)
  "Award" means the amount potentially payable to a Participant upon achievement of specified Performance Objectives for a Performance Period, as provided in Section 4, subject to possible forfeiture and other terms and conditions of the Plan.

  (b)
  "Business Unit" means the Company or any department, division, subsidiary, or other business unit or function of the Company for which separate operational financial results are available to the Committee, as designated by the Committee from time to time.

  (c)
  "Business Unit Income" means the pre-tax net income of a specified Business Unit for the Performance Period, subject to the provisions of Section 4(b).

  (d)
  "Code" means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation thereunder shall be deemed to include successor provisions or regulations.

  (e)
  "Committee" means the Compensation Committee of the Board of Directors, or such subcommittee thereof as may be designated by the Board of Directors or the Compensation Committee to administer the Plan. In appointing members of the Committee, the Board shall consider whether each member qualifies as an "outside director" for purposes of section 162(m) of the Code and regulations thereunder.

  (f)
  "Disability" shall have the meaning ascribed to such term in section 22(e)(3) of the Code.

  (g)
  "Eligible Employee" means each executive officer or key employee who is in charge of a Business Unit or whose performance can be expected to have a substantial effect on the results of a Business Unit, as determined by the Committee.

  (h)
  "Participant" means an Eligible Employee granted an Award by the Committee for a designated Performance Period.

  (i)
  "Performance Objectives" means the measures of performance pre-established by the Committee in accordance with Section 4, the achievement of which, in a given Performance Period, is a condition of payment of final Awards.

  (j)
  "Performance Period" means the fiscal year (or such other period established by the Committee) to which an Award relates; provided, however, that, with respect to any Participant, the Committee may determine to grant an Award after the start of a Performance

    Period, and for any such Participant, the Performance Period shall be the portion of the fiscal year (or such other period established by the Committee) subsequent to such grant, as determined by the Committee, in each case, in compliance with section 162(m) of the Code.

  (k)
  "Revenues" means all revenues generated by a specified Business Unit for the Performance Period.

  (l)
  "EVA" (economic value added) means the amount by which a Business Unit's after-tax income exceeds the cost of the capital used by the Business Unit during the Performance Period. To determine such cost of the capital used, the Committee will, when it establishes a Performance Objective based on EVA, determine the average cost of capital for the Company (stated as a percentage) for the Performance Period, which cost of capital will be multiplied by the amount of capital actually used by the Business Unit during the Performance Period.

3.
ADMINISTRATION

(a)
Generally.    The Committee shall administer the Plan in accordance with its terms, and shall have all powers necessary to accomplish such purpose. The Committee shall have the power and authority to construe and interpret the Plan, to define the terms used herein, to prescribe, amend, and rescind rules and regulations as well as forms and notices relating to the administration of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Any action or determination of the Committee with respect to the Plan shall be conclusive and binding upon all persons, including the Company, Participants, and stockholders.

(b)
Limitation of Liability.    Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or any subsidiary, the Company's independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. Neither a member of the Committee nor any officer or employee of the Company or a subsidiary acting on behalf of the Committee shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and such persons shall, to the extent permitted by law, be fully indemnified, reimbursed, and protected by the Company, as provided in the Company's Certificate of Incorporation and By-Laws, with respect to any such action, determination, or interpretation.

4.
AWARDS

(a)
Granting of Awards.    Prior to the date on which Performance Objectives must be established in order to comply with section 162(m) of the Code with respect to each Performance Period, the Committee, in its sole discretion, shall select the Eligible Employees to whom Awards will be granted for such Performance Period and will establish the amount of each Award or the formula by which such amount may be determined, the Performance Objectives relating to such Award, and other terms of such Award. An Eligible Employee may be granted an Award for more than one Business Unit.

(b)
Performance Objectives.    The Performance Objectives for an Award shall consist of a specified percentage or percentages of the Business Unit Income, Revenues and/or EVA of a Business Unit, the results of which the Committee believes will be substantially affected by the performance of the Participant. The Committee may specify that the final Award shall be a payment of such specified percentage or percentages to the Participant, or shall be a payment of an amount specified or determined by formula in some other manner but conditioned upon achievement of such specified percentage or percentages (in each case subject to the terms of the Plan). The Committee may specify in the Performance Objectives a target amount of Business Unit Income, Revenues, or EVA of such Business Unit required before any or specified parts of the Award will become payable, and may express the Performance Objectives by way of a comparison with like measures of Business Unit performance in one or more prior periods or similar measures of performance of other companies or businesses; provided, however, that the Committee shall include such terms in the case of a Performance Objective based on Revenues as may be necessary so that achievement of the Performance Objective is substantially uncertain. The Committee shall, in its sole discretion, establish Awards and Performance Objectives, subject to Section 4(c). Performance Objectives shall be objective and shall otherwise meet the requirements of section 162(m)(4)(C) of the Code and regulations thereunder (including Treasury Regulation 1.162-27(e)(2)). Performance Objectives may differ for Awards to different Participants. Only the business criteria specified in this Section 4(b) may be used in establishing Performance Objectives upon which the maximum amount of final payment of an Award is conditioned, although the Committee may consider other measures of performance as a basis for reducing such amount (including under Section 4(d)). To the extent consistent with section 162(m)(4)(C) of the Code and regulations thereunder (including Treasury Regulation 1.162-27(e)(2)), the Committee may do the following:

    (i)
    provide that the Business Unit Income, Revenues, or EVA of the Business Unit considered as the Performance Objective shall be adjusted downward to reflect specified charges, expenses, and other amounts (including amounts that would otherwise constitute bonuses (under the Plan or otherwise), capital charges, general and administrative expenses, or taxes);

    (ii)
    adjust or modify Awards or terms of Awards and Performance Objectives (x) in recognition of unusual or nonrecurring events affecting the Company or any Business Unit, or the financial statements or results thereof, or in response to changes in applicable laws (including tax, disclosure, and other laws), regulations, accounting principles, or other circumstances deemed relevant by the Committee, (y) with respect to any Participant whose position or duties with the Company or any subsidiary changes during a Performance Period, or (z) with respect to any person who first becomes a Participant after the first day of the Performance Period, in each case subject to Section 4(h);

    (iii)
    defer all or any part of any interim payments until certification of the final Award for the Performance Period;

    (iv)
    defer all or any part of final Award payments, including until the earliest time such payments may be made without causing them to fail to be deductible by the Company under section 162(m) of the Code; such deferrals may include deferrals in the form of units valued by reference to the value of Company stock, settleable in cash or by issuance of shares drawn from any other plan of the Company under which issuance of such shares to a Participant is authorized; and

    (v)
    consider other performance criteria in exercising discretion under Section 4(d) hereof.

  (c)
  Maximum Award.    The maximum percentage of Business Unit Income, Revenues and EVA of a Business Unit that may be specified as the Performance Objectives and therefore potentially payable under an Award to any Participant for any Performance Period shall be 30%, 10%, and 25%, respectively. In addition, the maximum combined percentage of the Business Unit Income, Revenues and EVA of a Business Unit that may be specified as the Performance Objectives for Awards to all Participants with respect to any one Business Unit shall be 30%, 10% and 25%, respectively.

  (d)
  Determination of Amounts Payable; Limits on Discretion.    As promptly as practicable following the end of each Performance Period, the Committee shall determine whether and the extent to which the terms of Awards have been satisfied, including the extent to which Performance Objectives have been achieved and other material terms of Awards have been satisfied, and the amounts payable to each Participant with respect to his or her Award. Such determinations shall be set forth in a written certification (including for this purpose approved minutes of the meeting at which such determinations were made). The Committee may, in its sole discretion, in view of its assessment of the business strategy of the Company and Business Units thereof, performance of comparable organizations, economic and business conditions, personal performance of the Participant, and any other circumstances deemed relevant, decrease the amount determined to be payable as a final Award or cancel such Award. Other provisions of the Plan notwithstanding, the Committee shall have no discretion to increase the amounts payable with respect to an Award.

  (e)
  Termination.    If a Participant ceases to be employed by the Company or a participating subsidiary prior to the end of a Performance Period for any reason other than death, Disability, normal retirement, or early retirement with the approval of the Committee, no final Award for such Performance Period shall be payable to such Participant. If such cessation of employment results from such Participant's death, Disability, normal retirement, or early retirement with the approval of the Committee, the Committee shall determine, in its sole discretion and in such manner as it may deem reasonable (subject to Section 4(h)), the amount payable as a final Award under Section 4(d) achieved or resulting from the portion of such Performance Period completed at the date of cessation of employment, and the amount of the final Award payable based on such determinations. The Committee may base such determination on the performance achieved for the full year, in which case its determination shall be made as promptly as practicable following the Performance Period. Such determinations shall be set forth in a written certification, as specified in Section 4(d). Such Participant or his or her beneficiary shall be entitled to receive payment of such final Award, reduced by any payments previously received, on or after January 1 but before March 15 of the year following the year in which the relevant Performance Period ends; provided that such payment may only be made at the earliest time such payment may be made without causing the payment to fail to be deductible by the Company under Code section 162(m). In the event the final Award is less than the payments previously made to the Participant, the Participant shall repay such amounts to the Company forthwith. The foregoing notwithstanding, no payment shall be made hereunder if such payment shall be duplicative of severance amounts paid to the participant or his or her beneficiary.

  (f)
  Payment of Awards.    Except as provided in Section 4(e) and this Section 4(f) and subject to the other provisions of Section 4, each Participant may receive interim payments as frequently as semimonthly, at the Committee's discretion, provided, however, that any such payments made exceeding the final Award as certified by the Committee shall be repaid to the Company forthwith. If and to the extent specified by the Committee, each Participant shall have the right to defer his or her receipt of part or all of any payment due with respect to an Award under and in accordance with the terms and conditions of any deferred compensation plan then available to Participant as an employee of the Company. If a Participant dies prior to payment (including deferred payment) of a final Award hereunder, any payments due to such Participant shall be paid to the Participant's estate, unless the Participant designated a certain person(s) as beneficiary(ies) in an election form filed with the Committee and specifically applicable to amounts payable under the Plan at the same time such payments would have otherwise been payable to the Participant in accordance with Section 4(e) and without regard to any deferral election.

  (g)
  Tax Withholding.    The Company and any participating subsidiary shall have the right to deduct from any amount payable hereunder any amounts that federal, state, local, and foreign tax laws require to be withheld with respect to such payment.

  (h)
  Conformity of Plan to Code section 162(m).    It is the intent of the Company that compensation under the Plan (other than post-termination compensation) shall constitute "performance-based compensation" within the meaning of Code section 162(m)(4)(C) and regulations thereunder (including Treasury Regulation 1.162-27(e)). Accordingly, terms used in the Plan shall be interpreted in a manner consistent with section 162(m) of the Code and regulations thereunder (including Treasury Regulation 1.162-27). If any provision of the Plan or any agreement evidencing an Award hereunder does not comply or is inconsistent with the provisions of section 162(m)(4)(C) of the Code or regulations thereunder (including Treasury Regulation 1.162-27(e)) required to be met in order that compensation (other than post-termination compensation) shall constitute "performance-based compensation," such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no adjustment to an Award or its related Performance Objectives shall be authorized or made, and no post-termination payment shall be authorized or made under Section 4(e), if and to the extent that such authorization or the making of such adjustment or payment would contravene such requirements.

5.
GENERAL PROVISIONS

(a)
No Rights to Final Award or Rights to Participate.    Until the Committee has determined to make a final Award to a Participant under Section 4(d) or (e), a Participant's selection to participate, grant of an Award, and other events under the Plan shall not be construed as a commitment that any Award shall become a final Award or that payment will be made with respect to an Award under the Plan. Nothing in the Plan shall be deemed to give any Eligible Employee any right to participate in the Plan except upon determination of the Committee under Section 4. The foregoing and Section 5(b) notwithstanding, the Committee may authorize legal commitments with respect to Awards under the terms of an employment agreement or other agreement with a Participant, to the extent of the Committee's authority under the Plan, including commitments that limit the Committee's future discretion under the Plan, but in all cases subject to Section 4(h).

(b)
No Rights to Employment.    Nothing contained in the Plan or in any documents evidencing an Award shall confer upon any Eligible Employee or Participant any right to continue as an Eligible Employee or in the employ of the Company or a subsidiary or constitute any contract or agreement of employment, or interfere in any way with the right of the Company or a subsidiary to reduce such person's compensation, to change the position held by such person, or to terminate the employment of such person, with or without cause.

(c)
Non-Transferability.    No benefit payable under, or interest in, this Plan shall be transferable by a Participant except upon a Participant's death by will or the laws of descent and distribution or to a designated beneficiary, or otherwise be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any such attempted action shall be void.

(d)
Unfunded Plan.    The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any amounts payable to a Participant pursuant to an Award, nothing contained in the Plan (or in any documents related thereto), nor the creation or adoption of the Plan, the grant of any Award, or the taking of any other action pursuant to the provisions of the Plan shall give any such Participant any rights that are greater than those of a general creditor of the Company.

  (e)
  Participation in Other Compensation or Benefit Plans.    Nothing in the Plan shall preclude any Participant from participation in any other compensation or benefit plan of the Company.

  (f)
  Governing Law.    The Plan and all related documents shall be governed by, and construed in accordance with, the laws of the State of New York (except to the extent the Delaware General Corporation Law and provisions of federal law may be applicable), without reference to principles of conflict of laws. If any provision hereof shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of the Plan shall continue to be fully effective.

  (g)
  Section 409A.    The Plan is intended to comply with the short-term deferral rule set forth in the regulations under section 409A of the Code, in order to avoid application of section 409A to the Plan. If and to the extent that any payment under this Plan is deemed to be deferred compensation subject to the requirements of section 409A, this Plan shall be administered so that such payments are made in accordance with the requirements of section 409A. In no event shall a Participant, directly or indirectly, designate the calendar year of payment.

  (h)
  Amendment and Termination of Plan and Awards.    The Board of Directors may, at any time, terminate or, from time to time, amend, modify, or suspend the Plan, provided that any such action shall be subject to stockholder approval if and to the extent required by law, regulation, or the rules of any stock exchange or automated quotation system upon which the Company's Common Stock may be listed or quoted, or to comply with Code section 162(m). Except as provided in Section 4 (including the limitation under Section 4(h)) and under Section 5(a), the Committee may modify the terms and provisions of any Awards theretofore awarded to any Participants which have not become final Awards and been settled by payment (or would have been settled by payment but for an election to defer payment pursuant to Section 4(f)).

  (i)
  Effective Date.    The Plan was originally effective as of January 1, 1997, for Performance Periods beginning on or after such date, and shall remain in effect until such time as it may be terminated pursuant to Section 5(h). The effective date of the Plan as amended and restated herein is February 7, 2008.

  (j)
  Stockholder Approval.    Prior to completion of the initial Performance Period under the Plan, the Plan shall be submitted to, and must be approved in a separate vote by, the affirmative votes of the holders of a majority of voting securities present in person or represented by proxy and entitled to vote on the subject matter, at a meeting of Company stockholders duly held in accordance with the Delaware General Corporation Law, or any adjournment thereof, or by the written consent of the holders of a majority of voting securities entitled to vote, in accordance with applicable provisions of the Delaware General Corporation Law and section 162(m) of the Code. Any Awards granted under the Plan prior to such approval of stockholders shall be effective when granted, but if stockholders fail to approve the Plan as specified hereunder, any previously granted Award shall be forfeited and cancelled and any payments previously made with respect to such Awards shall be repaid to the Company forthwith, and no Awards shall be thereafter granted under the Plan. In addition, the Committee may determine to submit the Plan to stockholders for reapproval at such times, if any, required in order that compensation under the Plan shall qualify as "performance-based compensation" under Code section 162(m) and the regulations thereunder.

  As approved by the Compensation Committee and adopted by the Board of Directors on March 26, 1997.

        Amended by the Board of Directors on June 30, 2000.

        Amended and Restated by the Board of Directors on March 19, 2003.

        Amended and Restated by the Board of Directors effective February 7, 2008.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Time, on May 5, 2008, except proxies submitted for shares held in the Company’s Employee Stock Ownership Plan must be received by 11:59 p.m., Eastern Time, on April 30, 2008. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Investment Technology Group in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time, on May 5, 2008, except proxies submitted for shares held in the Company’s Employee Stock Ownership Plan must be received by 11:59 p.m., Eastern Time, on April 30, 2008. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Investment Technology Group, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	IVSTT1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INVESTMENT TECHNOLOGY GROUP
A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.	For All ☐	Withold All ☐	For All Execpt ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Vote on Directors

1.     Election of Directors:

Nominees:

01) J. William Burdett	05) Kevin J.P. O’Hara
02) Robert C. Gasser	06) Maureen O’Hara
03) Timothy L. Jones	07) Brian J. Steck
04) Robert L. King

Vote on Proposals		For	Against	Abastain

2.	Ratification of the appointment of KPMG LLP as the independent auditors for the 2008 fiscal year.	☐	☐	☐

3.	Reapproval of the Amended and Restated Investment Technology Group, Inc. Pay-For-Performance Incentive Plan.	☐	☐	☐

B	Non-Voting Items

For address changes and/or comments, please check this box and write them on
the back where indicated			☐
	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

The undersigned hereby acknowledges receipt of the Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and the Notice of Annual Meeting of Stockholders and the Proxy Statement, and hereby revokes all previously granted proxies. Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Your vote must be received prior to the Annual Meeting of Stockholders, and no later than May 5, 2008. However, if this proxy relates to shares held by you in the Investment Technology Group, Inc. Employee Stock Ownership Plan, your vote must be received by April 30, 2008 to enable the trustee of the plan to vote in the manner directed by you. Attendance at the annual meeting will not enable you to revoke a previously delivered proxy with respect to shares held under our Employee Stock Ownership Plan.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting to be held on May 6, 2008: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — INVESTMENT TECHNOLOGY GROUP

This proxy is solicited by the Board of Directors of the Company. The shareholder signing on the reverse of this proxy card appoints each of Robert C. Gasser, Howard C. Naphtali and P. Mats Goebels as proxies with full power of substitution, to represent the undersigned and to vote all shares of Common Stock of Investment Technology Group, Inc. held of record by the undersigned on March 10, 2008, or which the undersigned would otherwise be entitled to vote at the Annual Meeting of Stockholders to be held on May 6, 2008, and any adjournment thereof, upon all matters that may properly come before the meeting. All shares votable by the undersigned will be voted by the proxies named above in the manner specified on the reverse side of this card, and such proxies are authorized to vote in their discretion on such other matters as may properly come before the meeting.

If this proxy relates to shares held in the Investment Technology Group, Inc. Employee Stock Ownership Plan, then, when properly executed, it shall constitute instructions to the plan trustee to vote in the manner directed herein.

Address Changes/Comments: ________________________________________________________________________________

__________________________________________________________________________________________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be voted on reverse side.)

QuickLinks

TABLE OF CONTENTS
THE ANNUAL MEETING
ELECTION OF DIRECTORS
EXECUTIVE AND DIRECTOR COMPENSATION
CORPORATE GOVERNANCE
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGERS
EQUITY COMPENSATION PLAN INFORMATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
REPORT OF THE AUDIT COMMITTEE
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
PROPOSAL TO RE-APPROVE THE INVESTMENT TECHNOLOGY GROUP, INC. PAY-FOR-PERFORMANCE INCENTIVE PLAN
CONTACTING THE BOARD OF DIRECTORS
WHERE YOU CAN FIND MORE INFORMATION
OTHER MATTERS; STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING OF ITG
  Appendix A
AMENDED AND RESTATED INVESTMENT TECHNOLOGY GROUP, INC. PAY-FOR-PERFORMANCE INCENTIVE PLAN